                                                                    EXHIBIT 2.11
Conformed Copy

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                                MERGER AGREEMENT

                                      among

                                   FNB CORP.,

                             DOVER MORTGAGE COMPANY

                                  the Company,

                                       and

                               THE SHAREHOLDERS OF

                             DOVER MORTGAGE COMPANY




                          Dated as of February 20, 2003


================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINED TERMS .......................................................1
1.1  Definitions ..............................................................1
ARTICLE II MERGER .............................................................5
2.1  Merger ...................................................................5
2.2  Articles of Incorporation ................................................5
2.3  Bylaws ...................................................................5
2.4  Directors and Officers ...................................................5
2.5  Effect of the Merger .....................................................5
2.6  Effective Time ...........................................................6
2.7  Further Assurances .......................................................6
ARTICLE III CONVERSION AND EXCHANGE OF SHARES .................................6
3.1  Company Shares ...........................................................6
3.2  Merger Sub Shares ........................................................6
3.3  Merger Price .............................................................6
3.4  Payment of the Merger Price ..............................................9
3.5  Earn-out Payment .........................................................9
ARTICLE IV CLOSING ...........................................................11
4.1  Closing .................................................................11
4.2  Deliveries by the Shareholders and the Company ..........................11
4.3  Deliveries by FNB .......................................................12
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY .12
5.1  The Company .............................................................12
5.2  Shareholders ............................................................14
5.3  Assets ..................................................................14
5.4  Interests in Real Property ..............................................14
5.5  Absence of Undisclosed Liabilities ......................................15
5.6  Contracts ...............................................................15
5.7  Intellectual Property Rights ............................................16
5.8  Financial Statements ....................................................16
5.9  Loans, Accounts, Notes and Other Receivables ............................16
5.10 Securities Portfolio and Investments ....................................17
5.11 Legal Compliance ........................................................18
5.12 Taxes and Tax Returns ...................................................18
5.13 Litigation ..............................................................19
5.14 Labor and Employment Matters ............................................19
5.15 Employee Benefit Plans; ERISA ...........................................20
5.16 Insurance ...............................................................22
5.17 Transactions with Affiliates ............................................22
5.18 Environmental Matters ...................................................23
5.19 Absence of Changes or Events ............................................23
5.20 Bank Accounts ...........................................................24
5.21 Corporate and Personnel Data ............................................24
5.22 Licenses and Permits ....................................................24

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5.23 Investment ..............................................................24
5.24 Certain Regulated Businesses ............................................25
5.25 Commissions .............................................................25
5.26 Full Disclosure .........................................................25
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF FNB .............................25
6.1  Organization ............................................................25
6.2  Authority Relative to this Agreement ....................................26
6.3  Consents and Approvals, No Violations ...................................26
6.4  Issuance of Shares of the FNB's Stock ...................................26
6.5  Reports .................................................................26
6.6  FNB's Financial Statements ..............................................26
6.7  Absence of Changes ......................................................27
6.8  Commissions .............................................................27
6.9  Full Disclosure .........................................................27
ARTICLE VII AFFIRMATIVE COVENANTS ............................................27
7.1  Ordinary Conduct ........................................................27
7.2  Covenants of the Shareholders ...........................................29
7.3  Covenants of FNB ........................................................30
7.4  Sale of Investment Securities ...........................................30
7.5  Tax Matters .............................................................30
7.6  Consummation of Agreement ...............................................30
7.7  Schedules to Agreement ..................................................31
7.8  Corporate Action ........................................................31
7.9  Maintenance of Corporate Existenc .......................................31
7.10 No Solicitation .........................................................31
7.11 Qualified Plans .........................................................31
7.12 Employment ..............................................................31
7.13 Employee Benefits .......................................................32
7.14 Retention Bonus .........................................................32
7.15 Noncompetition ..........................................................33
7.16 Termination of Guaranties ...............................................34
7.17 Vehicle Lease ...........................................................35
ARTICLE VIII DISCLOSURE OF ADDITIONAL INFORMATION ............................35
8.1  Access to Information ...................................................35
8.2  Access to Premises ......................................................35
8.3  Confidentiality .........................................................35
8.4  Publicity ...............................................................35
ARTICLE IX CONDITIONS TO CLOSING .............................................35
9.1  Mutual Conditions .......................................................35
9.2  Conditions to the Obligations of the Company and the Shareholders .......36
9.3  Conditions to the Obligations of FNB ....................................37
ARTICLE X TERMINATION ........................................................39
10.1 Termination .............................................................39
10.2 Procedure and Effect of Termination .....................................39
ARTICLE XI INDEMNIFICATION ...................................................40
11.1 Survival of Representations .............................................40

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11.2  Shareholders' Agreement to Indemnify ...................................40
11.3  FNB's Agreement to Indemnify ...........................................41
11.4  Indemnification Procedure ..............................................42
ARTICLE XII MISCELLANEOUS PROVISIONS .........................................43
12.1  Expenses ...............................................................43
12.2  Action by Shareholders .................................................43
12.3  Amendment and Modification .............................................43
12.4  Waiver of Compliance; Consents .........................................43
12.5  Notices ................................................................44
12.6  Assignment; Third Party Beneficiaries ..................................45
12.7  Separable Provisions ...................................................45
12.8  Governing Law ..........................................................45
12.9  Counterparts ...........................................................45
12.10 Interpretation .........................................................45
12.11 Entire Agreement .......................................................45

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (this "Agreement"), dated as of February 20, 2003, by and among FNB Corp., a North Carolina corporation ("FNB"), Dover Mortgage Company, a North Carolina corporation (the "Company"), and J. Edward Joye, Jr., J. Ralph Squires and Gary N. Baucom (hereinafter collectively referred to as the "Shareholders" and individually as a "Shareholder").

                              Background Statement

         FNB and the Company desire to effect a merger pursuant to which the Company will merge with and into DMC Acquisition Corp., a corporation to be organized under the laws of the State of North Carolina as a wholly owned subsidiary of FNB ("Merger Sub"), and Merger Sub will be the surviving corporation. The Shareholders, who own all of the issued and outstanding shares of capital stock of the Company will receive common stock of FNB and cash, as provided herein, as consideration for the merger.

                             Statement of Agreement

         In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                 DEFINED TERMS

         1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Merger Agreement.

         "Applicable Law" means, as to any Person, all applicable statutes, codes, laws, ordinances, rules, orders, decrees and regulations of any Governmental Authority.

         "Articles of Merger" has the meaning given to it in Section 2.6.

         "Assets" means all of the assets, rights, interests and properties of the Company of any nature whatsoever, whether real, personal, tangible or intangible.

         "Average Closing Price" means the simple average of the daily last sale prices of the FNB Shares on the Nasdaq Stock Market, Inc. National Market System for the ten consecutive full trading days ending at the close of trading on the fifth business day prior to the Closing Date.

         "Business Day" means any day excluding Saturday, Sunday and any day that shall be a legal holiday in North Carolina.

          "Cash" means cash and cash equivalents (including only bank accounts and money market funds).

         "Cash Consideration" has the meaning given to it in Section 3.3.

         "Closing" means the closing of the Merger, as identified more specifically in Article IV.

         "Closing Date" has the meaning given to it in Section 4.1.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Company" means Dover Mortgage Company, a North Carolina corporation.

         "Company Shares" means all of the shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time.

         "Contract" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral.

         "Earn-Out Cap" has the meaning given to it in Section 3.5.

         "Effective Time" has the meaning given to it in Section 2.6.

         "Environmental Assessment" means any and all soil and groundwater tests, surveys, environmental assessments and other inspections, tests and inquiries conducted by FNB or any agent of FNB and related to the Real Property.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Estimated Reserve" has the meaning given it in Section 3.3(a)(i).

         "Financial Statements" means, on a consolidated basis, the Company's audited statements of income and stockholders' equity for the years ended December 31, 2001, 2000 and 1999 and audited balance sheets as of December 31, 2001, 2000 and 1999, as well as the unaudited interim statements of income and stockholders' equity for each of the months subsequent to December 31, 2001 through the month-end on or immediately prior to Closing and the unaudited interim balance sheet as of the end of each month subsequent to December 31, 2001 through the month-end on or immediately prior to Closing.

         "First National" means First National Bank and Trust Company, a national banking association and wholly owned subsidiary of FNB.

         "FNB" means FNB Corp., a North Carolina corporation.

         "FNB Affiliates" has the meaning given to it in Section 11.2.

         "FNB Shares" means shares of the common stock of FNB Corp., par value $2.50 per share.

         "Generally Accepted Accounting Principles" means accounting principles generally accepted in the United States of America as recognized by the American Institute of Certified Public Accountants, as in effect from time to time.

         "Governmental Authority" means any nation, province, state or other political subdivision thereof, and any agency, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

         "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law; or (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law.

         "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation) and (f) all other proprietary rights.

         "Merger" means the merger of the Company with and into Merger Sub, as more specifically described herein.

         "Merger Price" has the meaning set forth in Section 3.3.

         "Merger Sub" means DMC Acquisition Corp., a corporation to be organized under the laws of the State of North Carolina as a wholly owned subsidiary of FNB.

         "Permitted Liens" has the meaning given to it in Section 5.3.

         "Person" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

         "Plan" means, with respect to the Company, any employee pension, retirement, profit-sharing, stock bonus, incentive, deferred compensation, stock option, employee stock ownership, hospitalization, medical, dental, vacation, insurance, sick pay, disability, severance or other plan, fund, program, policy, contract or arrangement, whether arrived at through collective bargaining or otherwise, providing employee benefits (including but not limited to any "employee benefit plan" as that term is defined in Section 3(3) of ERISA and any employee benefit plan that is a "cafeteria plan" as described in Section 125 of the Code), currently maintained or previously maintained at any time in the last five years by, sponsored in whole or in part by, or contributed to by the Company, for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries, whether created in writing, through an employee manual or similar document, or orally.

         "Plan of Merger" means the Plan of Merger among FNB, Merger Sub, and the Company, substantially in the form attached as Exhibit A.

         "Real Property" means any land, building or premises in which the Company has ownership or possessory rights, whether by title, lease or otherwise.

         "Reserve" means the Company's reserves at the time of the Closing for loan losses and contingent liabilities of the Company.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" means J. Edward Joye, Jr., J. Ralph Squires and Gary N. Baucom.

         "Surviving Corporation" has the meaning given to it in Section 2.1.

         "Taxes" means all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

         "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

                                   ARTICLE II
                                     MERGER

         2.1 Merger. On the terms and subject to the provisions of this Agreement and the Plan of Merger, as of the Effective Time the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and the corporate existence of Merger Sub, as the surviving corporation in the Merger, shall continue under the laws of the State of North Carolina. Merger Sub, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         2.2 Articles of Incorporation. The articles of incorporation of Merger Sub in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation as may be amended by the Articles of Merger filed pursuant to this Agreement until further amended in accordance with applicable law.

         2.3 Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         2.4 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation. Promptly after the Closing, FNB shall cause J. Edward Joye, Jr. to be duly appointed as President of the Surviving Corporation.

         2.5 Effect of the Merger. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Merger Sub and of the Company including, without limitation, all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to the Company, whether tangible or intangible, shall vest in the Surviving Corporation, and the Surviving Corporation shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of the Company and Merger Sub, all without any conveyance, assignment or further act or deed; and the Surviving Corporation shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of the Company and Merger Sub as of the Effective Time.

         2.6 Effective Time. Subject to satisfaction or waiver of all conditions precedent set forth in this Agreement, the Merger shall become effective (the "Effective Time") on the date and at the time on which Articles of Merger containing the Plan of Merger and the other provisions required by, and executed in accordance with, applicable law shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of Merger).

         2.7 Further Assurances. If at any time after the Effective Time FNB shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the Company and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the officers and directors of FNB are fully authorized and directed in the name of the Company or otherwise to take any and all such actions.

                 Article III. CONVERSION AND EXCHANGE OF SHARES

         3.1 Company Shares. At the Effective Time, all rights of the Company's shareholders with respect to all then outstanding Company Shares shall cease to exist, the holders of such Company Shares shall cease to be, and shall have no further rights as, shareholders of the Company. At the Effective Time, each such outstanding Company Share shall be converted, without any action on the part of the holder of such Company Shares, into the right to receive the Merger Price (as defined below in Section 3.3) in accordance with this Article III. Following the Effective Time, certificates representing Company Shares outstanding at the Effective Time shall evidence only the right of the registered holders thereof to receive, and may be exchanged for, the Merger Price. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be cancelled.

         3.2 Merger Sub Shares. The authorized number of shares of all classes of capital stock of Merger Sub immediately prior to the Effective Time shall be the authorized number of shares of the classes of capital stock of the Surviving Corporation from and after the Effective Time. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock of the Surviving Corporation from and after the Effective Time.

         3.3 Merger Price. At the Effective Time, each outstanding Company Share shall cease to represent any interest (equity, shareholder or otherwise) in the Company and shall automatically be converted exclusively into the right to receive the Closing Cash Consideration (as defined below), the Closing Stock Consideration (as defined below) and the Post-Closing Consideration (as defined below):

                  (a) Closing Cash Consideration. In addition to being converted into the right to receive the Closing Stock Consideration and the Post-Closing Consideration, each such issued and outstanding Company Share shall also be converted into the right to receive the following amount of cash, without interest (the "Closing Cash Consideration"):

                           (i) the "Gross Cash Consideration," which shall be
                  equal to fifty percent (50%) of the sum of (A) $4,270,000, plus (B) the amount of the Company's consolidated retained earnings at December 31, 2002 determined in accordance with Generally Accepted Accounting Principles, plus (C) the amount of the Company's recorded reserves at December 31, 2002 of $195,954, but only to the extent such amount is not included within the Company's consolidated retained earnings at December 31, 2002, minus (D) the amount of all distributions made to the shareholders of the Company at any time after December 31, 2002, and minus (E) the "Estimated Reserve" of $250,000, divided by

                           (ii) the number of Company Shares issued and
                  outstanding immediately prior to the Effective Time.

                  (b) Closing Stock Consideration. In addition to being converted into the right to receive the Closing Cash Consideration and the Post-Closing Consideration, each such issued and outstanding Company Share shall also be converted into the right to receive the following amount of FNB Shares (the "Closing Stock Consideration"):

                           (i) the lesser of (A) the number of FNB Shares with a
                  value, based on the Average Closing Price, of the Gross Cash Consideration, and (B) the quotient obtained by dividing the Gross Cash Consideration by $17.50, divided by

                           (ii) the number of Company Shares issued and
                  outstanding immediately prior to the Effective Time.

                  (c) Post-Closing Cash Consideration. In addition to being converted into the right to receive the Closing Cash Consideration, the Closing Stock Consideration and the Post-Closing Stock Consideration (as defined below), each such issued and outstanding Company Share shall also be converted into the right to receive the following amount of cash, without interest (the "Post-Closing Cash Consideration"):

                           (i) the "Post-Closing Gross Cash Consideration,"
                  which shall be equal to fifty percent (50%) of the sum of (A) the amount of the Company's consolidated net income for the period from January 1, 2003 through the day immediately prior to the date on which the Effective Time occurs, plus (B) the amount obtained by subtracting (x) the amount of the Reserve from (y) the Estimated Reserve (such net income and Reserve to be determined as provided in this Section 3.3), divided by

                           (ii) the number of Company Shares issued and
                  outstanding immediately prior to the Effective Time.

                  (d) Post-Closing Stock Consideration. In addition to being converted into the right to receive the Closing Cash Consideration, the Closing Stock Consideration and the Post-Closing Cash Consideration, each such issued and outstanding Company Share shall also be converted into the right to receive the following amount of FNB Shares (the "Post-Closing Stock Consideration"):

                           (i) the lesser of (A) the number of FNB Shares with a
                  value, based on the Average Closing Price, of the Post-Closing Gross Cash Consideration, and (B) the quotient obtained by dividing the Post-Closing Gross Cash Consideration by $17.50, divided by

                           (ii) the number of Company Shares issued and
                  outstanding immediately prior to the Effective Time.

         The sum of the Post-Closing Cash Consideration and the Post-Closing Stock Consideration as determined pursuant to this Section 3.3 is referred to herein as the "Post-Closing Consideration." The sum of the Post-Closing Consideration, the Closing Cash Consideration and the Closing Stock Consideration as determined pursuant to this Section 3.3 is referred to herein as the "Merger Price."

         Prior to the Closing, the chief executive officer and the chief financial officer of the Company shall deliver to FNB a certificate in form and substance satisfactory to FNB and the Shareholders, setting forth in reasonable detail the calculation of the Gross Cash Consideration pursuant to Section 3.3(a) above. FNB and its auditors shall have the right to verify and confirm the amounts and calculations set forth in such certificate and shall have the right to review all workpapers and procedures used to calculate Gross Cash Consideration.

         Within 15 days after the Closing, the Shareholders shall cause to be prepared and delivered to FNB a statement of the Company's consolidated net income for the period from January 1, 2003 through the day immediately prior to the date on which the Effective Time occurs ("2003 Net Income"). The 2003 Net Income shall be determined in accordance with Generally Accepted Accounting Principles, consistently applied, and, notwithstanding the foregoing, shall include deductions for the costs and expenses, including legal and accounting fees and the fees of The Orr Group, Inc., incurred by the Company in connection with the transactions contemplated by this Agreement. FNB shall have the right to review all work papers and procedures used to prepare the statement of 2003 Net Income and shall have 15 days from the date on which it receives such statement to approve or disapprove it. If FNB does not deliver written notice to the Shareholders of FNB's disapproval of the statement of 2003 Net Income within such 15-day period, the statement of 2003 Net Income shall be conclusively deemed approved by FNB. If, however, FNB does notify the Shareholders in writing of FNB's disapproval of the statement of 2003 Net Income within such 15-day period (stating with reasonable specificity the nature of the disapproval and the basis therefor), FNB and the Shareholders shall promptly attempt to resolve their differences. If they are unable to do so within 20 days, then the determination of the 2003 Net Income shall be conclusively made by Dixon Odom PLLC.

         Within 15 days after the Closing, FNB shall cause to be prepared and delivered to the Shareholders a statement setting forth the Reserve. The Shareholders shall have the right to review all work papers and procedures used to prepare the statement of the Reserve and shall have 15 days from the date on which it receives such statement to approve or disapprove it. If the Shareholders do not deliver written notice to FNB of their disapproval of the statement of the Reserve within such 15-day period, the Reserve as set forth by FNB shall be conclusively deemed approved by the Shareholders. If, however, the Shareholders do notify FNB in writing of their disapproval of the statement of the Reserve within such 15-day period (stating with reasonable specificity the nature of the disapproval and the basis therefor), FNB and the Shareholders shall promptly attempt to resolve their differences. If they are unable to do so within 20 days, then the determination of the Reserve shall be conclusively made by Dixon Odom PLLC.

         Whenever, and by whichever of the foregoing methods, the 2003 Net Income and the Reserve are determined, the amount of the Post-Closing Consideration, if greater than zero, shall be issued in accordance with Section
3.4 as promptly as practicable following such determination. If the amount of the Post-Closing Consideration is not greater than zero, then the Shareholders shall pay to FNB the amount thereof promptly following such determination; provided that FNB may elect, in its sole discretion, to deduct the amount of the Post-Closing Consideration from the earn-out payments to be paid by the Company pursuant to Section 3.5. The charges of Dixon Odom PLLC shall be borne one half by FNB and one half by the Shareholders. If for any reason Dixon Odom PLLC is unwilling to act under this Section 3.3, then FNB and the Shareholders shall jointly instruct it to choose another nationally recognized accounting firm that will agree so to act.

         No fractional FNB Shares will be issued and delivered in the Merger. Each holder of Company Shares who would otherwise be entitled to receive a fraction of a FNB Share shall receive, in lieu thereof, cash in an amount equal to such fractional part of a FNB Share multiplied by the Average Closing Price.

         3.4 Payment of the Merger Price. At and after the Effective Time and upon the proper surrender of certificate(s) representing Company Shares to FNB, the holder of such certificate(s) shall be entitled to receive in exchange therefor the number of FNB Shares and the cash to which such holder is entitled under Sections 3.1 and 3.3 (including any cash payments to which such holder is entitled hereunder in respect of rights to receive fractional shares), subject to any required withholding of applicable taxes. FNB shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's Company Shares and, with respect to the Post-Closing Consideration, until the amount of the Post-Closing Consideration is finally determined in accordance with Section 3.3. The certificate(s) so surrendered shall be duly endorsed in blank, or accompanied by stock powers duly endorsed in blank.

         3.5 Earn-out Payment. In addition to the Merger Price and in further consideration of the transactions contemplated by this Agreement, the Shareholders shall be eligible to receive earn-out payments over the four-year period following the Effective Time to be paid by the Surviving Corporation in cash and in an amount equal to 17.64% of the Surviving Corporation's Pre-Tax Net Income over the period commencing on the first day of the month following the

Effective Time and ending on the last day of the month in which the fourth anniversary of the Effective Time occurs but in no event shall the aggregate earn-out payments payable hereunder exceed $800,000 (the "Earn-Out Cap"). Subject to the Earn-Out Cap, FNB shall cause the Surviving Corporation to pay the earn-out payments as follows:

                  (a) on or before January 31, 2004, the Surviving Corporation shall pay to the Shareholders 17.64% of the Surviving Corporation's Pre-Tax Net Income for the period commencing on the first day of the month following the Closing Date and ending at the close of business on December 31, 2003;

                  (b) on or before January 31, 2005, the Surviving Corporation shall pay to the Shareholders 17.64% of the Surviving Corporation's Pre-Tax Net Income for calendar year 2004;

                  (c) on or before January 31, 2006, the Surviving Corporation shall pay to the Shareholders 17.64% of the Company's Pre-Tax Net Income for calendar year 2005;

                  (d) on or before January 31, 2007, the Surviving Corporation shall pay to the Shareholders 17.64% of the Company's Pre-Tax Net Income for calendar year 2006; and

                  (e) on or before the last day of the month following the month in which the fourth anniversary of the Closing Date occurs, the Surviving Corporation shall pay to the Shareholders 17.64% of the Company's Pre-Tax Net Income for the period commencing on January 1, 2007, and ending at the close of business on the last day of the month in which the fourth anniversary of the Closing Date occurs.

         The portion of each earn-out payment payable to each Shareholder shall be equal to the amount of the earn-out payment multiplied by a fraction, the numerator of which is the number of Company Shares owned by such Shareholder immediately prior to the Effective Time as shown on Exhibit B and the denominator of which is the total number of Company Shares issued and outstanding immediately prior to the Effective Time.

         The purposes of this Section 3.5, "Pre-Tax Net Income" for any period means the Surviving Corporation's aggregate earnings net of losses from operations, calculated as though the Surviving Corporation operated as a separate and independent corporation, after deduction of all appropriate expenses, charges and reserves, but before adjustment for federal and state income taxes. Pre-Tax Net Income shall be determined in accordance with Generally Accepted Accounting Principles consistently applied as determined by FNB or the firm of independent certified public accountants engaged by FNB for purposes of its own audit. In determining such Pre-Tax Net Income:

                           (i) Pre-Tax Net Income shall be computed without
                  regard to "extraordinary items" of gain or loss as that term shall be defined by Generally Accepted Accounting Principles;

                           (ii) Pre-Tax Net Income shall not include any gains,
                  profits or losses realized from the sale of any assets other than in the ordinary course of business;

                           (iii) Pre-Tax Net Income shall include a deduction
                  for (x) the allocation of reasonable and appropriately documented direct overhead expenses, (y) payment of salaries and bonuses for officers and employees of the Company, including any accruals for the retention bonuses contemplated by Section 7.14(b) hereof but excluding any accruals for the retention bonuses contemplated by Section 7.14(a) hereof, and
                  (z) interest charged in any loans or advances made by FNB or any of its Affiliates to the Company in connection with its business operations; provided that such interest charges shall not exceed those that FNB or such Affiliate would charge to similarly situated third parties in arm's-length transactions and provided further that the Company shall not be obligated to satisfy its borrowing needs from FNB or any of its Affiliates but may borrow from third-party lenders; and

                           (iv) Pre-Tax Net Income shall not include any income
                  or expenses related to the acquisition, disposition or operation of any other mortgage brokerage, mortgage banking or lending business subsequent to the Closing but shall include any income or expenses related to the expansion of the Company's business through the opening and operation by the Company of any de novo loan origination offices.

         For purposes of clause (iii) above, following the Closing and upon the request of the Company, FNB shall use its reasonable efforts to assist the Company in efforts to lower the Company's cost of funds.

                                   ARTICLE IV
                                     CLOSING

         4.1 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schell Bray Aycock Abel & Livingston P.L.L.C. in Greensboro, North Carolina, or at such other place as FNB shall designate, on a date mutually agreeable to Shareholders and FNB (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of all required approvals of the Merger by the Board of Governors of the Federal Reserve System and any other governmental or regulatory authorities (as soon as practicable, but in no event to be more than 60 days following the expiration of all such required waiting periods). At the Closing, FNB, the Company and Shareholders shall take such actions (including, without limitation, the delivery of certain closing documents and the execution and filing of Articles of Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

         4.2 Deliveries by the Shareholders and the Company. At or by the Closing, the Shareholders and the Company shall have caused the following documents to be executed and delivered to FNB:

                  (a) canceled certificates representing the Company Shares;

                  (b) the opinions, certificates, instruments and other documents contemplated in Section 9.3; and

                  (c) all other documents, certificates and instruments required hereunder to be delivered by the Shareholders and the Company, or as may reasonably be requested by FNB at or prior to the Closing.

         4.3 Deliveries by FNB. At or by the Closing (except with respect to the stock certificates in subclause (a), which shall be issued and delivered to the Shareholders as soon as reasonably practicable after the Closing), FNB shall have caused the following documents to be executed and delivered to the
Shareholders:

                  (a) stock certificates representing the FNB Shares to be issued to the Shareholders hereunder;

                  (b) the opinions, certificates, instruments and other documents contemplated in Section 9.2; and

                  (c) all other documents, certificates and instruments required hereunder to be delivered by FNB, or as may reasonably be requested by the Shareholders or the Company at or prior to the Closing.

                                   ARTICLE V
       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY

         Except as otherwise specifically provided herein or as "Previously Disclosed" to FNB, the Shareholders and the Company jointly and severally represent and warrant to FNB that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. ("Previously Disclosed" shall mean, as to the Shareholders and the Company, the disclosure of information in a letter delivered by the Shareholders and the Company to FNB specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

         5.1 The Company.

                  (a) Organization; Foreign Qualifications; Authority. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina and is duly qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions where the failure to be so qualified would result in a material adverse effect to the Company. The Company has no offices or employees in any state other than North Carolina. The Company has all requisite power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

                  (b) Capitalization. The Company has an authorized capital consisting solely of 250,000 shares of common stock, par value $1.00 per share, of which 100,000 shares are issued and outstanding. All of such issued and outstanding Company Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have not been issued in violation of the preemptive rights of any shareholder and have been issued pursuant to and in compliance with an applicable exemption under the Securities Act. There are no other securities of the Company of any class issued, reserved for issuance or outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities, calls, puts or rights with respect to any securities of the Company or any other commitments or arrangements to issue, sell, purchase, return or redeem any securities of the Company.

                  (c) Records. Complete and accurate copies of the Company's articles of incorporation, bylaws and stock book have been delivered to FNB. The stock book of the Company contains complete and accurate records of the record share ownership of the issued and outstanding shares of stock of the Company.

                  (d) Subsidiaries and Affiliates. Except as Previously Disclosed, the Company does not own, directly or indirectly, any capital stock of or any other equity interests in any Person. The Company has Previously Disclosed to FNB all Affiliates of the Company.

                  (e) Authority Relative to this Agreement. The Company has the power and authority under applicable corporate law to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions).

                  (f) Consents and Approvals, No Violations. (i) Except Previously Disclosed, there is no requirement (other than the filing of the Articles of Merger) applicable to the Company or the Shareholders to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated hereby. (ii) Except as Previously Disclosed, the execution, delivery and performance of this Agreement by the Company and its compliance with the terms hereof will not (A) conflict with any provisions of the articles of incorporation or bylaws of the Company, (B) violate or result in a default or breach (or, by its terms, give rise to any liens or right of termination, cancellation or acceleration), or require the consent of a third party to continue in full force and effect after Closing, pursuant to the terms of any Contract to which the Company is a party and which is required to be disclosed pursuant to Section 5.6, or (C) violate any Applicable Law.

         5.2 Shareholders.

                  (a) Ownership of Company Shares. The Shareholders collectively own all of the issued and outstanding shares of capital stock of the Company, free and clear of any Claims except as Previously Disclosed. Each Shareholder is the sole holder of record and beneficial owner of such number of Company Shares as Previously Disclosed.

                  (b) Authority Relative to this Agreement. Each of the Shareholders has the legal right, power, authority and capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of each of the Shareholders, enforceable against him in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions).

         5.3 Assets. The Company has good, valid and marketable title to, or valid leasehold interests in, all of its Assets free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except "Permitted Liens," which means (i) liens for current taxes not yet due and payable, (ii) liens in favor of carriers, warehousemen, mechanics, landlords and materialmen imposed by mandatory provisions of law and incurred in the ordinary course of business for sums not yet due and payable, and (iii) those liens Previously Disclosed. The Company has Previously Disclosed to FNB a listing of each lease and any amendments thereto pursuant to which the Company leases or licenses Assets other than Real Property from any other Person providing for rentals of $2,500 per year or greater. Except for such leased or licensed Assets and except for the Real Property leased by the Company as Previously Disclosed, there are no Assets (other than Assets that in the aggregate do not have a value in excess of $2,000) used by the Company in the operation of its business that are not owned by the Company. The Assets owned, licensed and leased by the Company constitute all of the Assets sufficient to conduct the business of the Company as presently conducted and are in a good state of repair in all material respects, ordinary wear and tear excepted, and usable by the Company for their intended purposes.

         5.4 Interests in Real Property. The Company's leasehold interests in the offices Previously Disclosed to FNB comprise all of the Real Property in which the Company has any interest (other than any interest arising out of the ordinary course of its mortgage lending activities), and each such leasehold interest is valid and subsisting. The Company has Previously Disclosed to FNB a listing of all leases and any amendments thereto pursuant to which the Company leases Real Property. Each such lease is valid and enforceable in accordance with its terms (except as its enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions), there currently exists no circumstance or condition that constitutes an event of default by the Company or, to the knowledge of the Company and the Shareholders, its lessor or that, with the passage of time or the giving of notice or both, will or could constitute such an event of default, and subject to any required consent of the Company's lessor, each such lease may be assigned to FNB and the execution and delivery of this Agreement does not constitute an event of default thereunder.

None of the Shareholders or the Company has any knowledge of any type of pending or threatened legal action affecting the Company's interest in or use of such Real Property, including, without limitation, any condemnation action. Except as Previously Disclosed, to the knowledge of the Company and the Shareholders, the conduct of business by the Company within such Real Property complies with all applicable legal requirements relating to such Real Property, including, without limitation, requirements under the applicable zoning ordinances, building code requirements and any requirements under applicable private restrictions. The Company's leasehold improvements and fixtures in or on the Real Property are in good condition.

         5.5 Absence of Undisclosed Liabilities. Except as Previously Disclosed, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than
(a) liabilities or obligations reserved against or otherwise disclosed in the Financial Statements, (b) liabilities or obligations under Contracts listed on the Schedules to this Agreement or under Contracts that are not required to be disclosed thereon (but not liabilities for breaches thereof), and (c) liabilities and obligations incurred after December 31, 2001 in the ordinary course of business consistent (in amount and kind) with past practice. Except as Previously Disclosed, no facts or circumstances exist that would reasonably be expected to serve as the basis for any other liabilities or obligations of the Company.

         5.6 Contracts.

                  (a) The Company has Previously Disclosed to FNB a listing of each Contract (other than those arising directly out of the Company's mortgage lending activities) to which the Company is party or by which it or its properties or assets is bound that (i) involves obligations to or by the Company in the future exceeding $2,500; (ii) has a future term (excluding any portion subject to a cancelable right exercisable without penalty) of one year or more; (iii) contains or pursuant to which the Company made warranties of its services that continue in effect; (iv) involves hedging, options or any similar trading activity, or any interest rate exchanges or swaps (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Company's business); (v) involves the purchase or sale of any Assets of the Company in excess of $5,000 in the aggregate; or (vi) is otherwise material to the Company.

                  (b) Complete copies (or, if oral, full written descriptions) of all Contracts Previously Disclosed to FNB, including all amendments thereto, have been delivered to FNB. Each of such Contracts is legal, valid, binding, enforceable (except as its enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions) and in full force and effect against the Company and, to the knowledge of the Shareholders and the Company, the other parties thereto.

                  (c) (i) The Company has not committed an uncured event of default (unless permanently waived) under any Contract, and no facts or circumstances exist that with the passage of time or the giving of notice or both would constitute any such event of default. Neither the Shareholders nor the Company has received notice (whether oral or written) that the Company is in default under any Contract or of the termination thereof. (ii) To the knowledge of the Shareholders and the Company, (A) no other party to any Contract has committed an uncured event of default (unless permanently waived) under any Contract, and
         (B) no facts or circumstances exist that with the passage of time or the giving of notice or both would constitute any such event of default. The Company has not given notice to the other party to any such Contract that such other party is in default thereunder or of the termination thereof.

         5.7 Intellectual Property Rights. (a) The Company owns or has the right to use (pursuant to license, sublicense, agreement or permission) all Intellectual Property necessary to conduct its business as currently conducted. All registered trademarks and patents owned or used by the Company (together with any application therefor) and all trade names, copyrights and processes material to the Company's operations have been Previously Disclosed to FNB. Except Previously Disclosed, the Company has not pledged, mortgaged, assigned, licensed, granted permission with respect to or otherwise transferred any such Intellectual Property to any third party. No such item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Shareholders and the Company, is threatened that challenges the legality, validity, use or enforceability of any such item of Intellectual Property. Except as Previously Disclosed, the Company owns all right, title and interest in each such item of Intellectual Property, free and clear of any encumbrance, lien or other restriction. None of the Company's rights with respect to any such Intellectual Property will be terminated, limited or otherwise affected by its execution of this Agreement or its consummation of the transactions contemplated by this Agreement.

         5.8 Financial Statements. Except as Previously Disclosed, the Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied. The Financial Statements fairly present the results of operations and financial position of the Company for the periods and as of the dates set forth therein.

         5.9 Loans, Accounts, Notes and Other Receivables.

                  (a) Except as Previously Disclosed, all loans, accounts, notes and other receivables reflected as assets on the Company's books and records (i) have resulted from bona fide business transactions in the ordinary course of the Company's operations, (ii) were made in accordance with the Company's standard loan policies and procedures, and (iii) are owned by the Company free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to the title or to the ownership or collection rights of any other person or entity.

                  (b) All records of the Company regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which the Company's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the Company's records of such loan (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions). For purposes of making the representation in this Section 5.9(b) regarding loans secured by real property, the determination as to rights in and to any such real property may be made based solely on title insurance policies issued with respect to such property, which policies are in full force and effect, valid and enforceable in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions) and underwritten by an insurer qualified to transact business in the jurisdiction in which such real property collateral is located.

                  (c) To the knowledge of the Shareholders and the Company, each loan reflected as an asset on the Company's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon. No defense, offset or counterclaim has been asserted with respect to any such loan guaranty.

                  (d) Except as Previously Disclosed, neither the Company nor any Shareholder has reason to believe that any of the Company's loans and other extensions of credit is not collectible in the ordinary course of the Company's business in an amount that is at least the amount at which it is carried on the Company's books and records.

                  (e) The Company maintains a reserve for possible loan losses and contingent liabilities, which reserve has been established in conformity with Generally Accepted Accounting Principles, sound lending practices and Applicable Law and, in the judgment of the Company and the Shareholders, is reasonable in view of the size and character of its loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to, or the risk of loss inherent in, its loan portfolio or its obligations to repurchase loans. At December 31, 2002, the Company's reserve for possible loan losses and contingent liabilities was $195,954.

         5.10 Securities Portfolio and Investments. All securities owned by the Company (whether owned of record or beneficially) have been Previously Disclosed to FNB and, except as Previously Disclosed, are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would impair the ability of the Company to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time (other than in connection with any repurchase agreements with customers). There are no voting trusts or other agreements or undertakings to which the Company is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which the Company has "repurchased" securities under agreement to resell (if any), the Company has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to the Company which is secured by such collateral.

         Except for fluctuations in the market values of its investment securities, since December 31, 2001, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of the Company's securities portfolio.

         5.11 Legal Compliance. Except as Previously Disclosed, the Company is in compliance in all material respects with all Applicable Laws, and no facts or circumstances exist that, with or without the passing of time or the giving of notice or both, would reasonably be expected to serve as the basis for any claim that the Company is not in compliance in any material respect with an Applicable Law. Except as Previously Disclosed, the Company has not received any written communication from a Governmental Authority that remains pending alleging its noncompliance with any Applicable Law.

         5.12 Taxes and Tax Returns.

                  (a) The Company has duly and timely filed (including within any applicable extension periods) all Tax Returns required to be filed by it prior to the date hereof and has duly paid such taxes that are due. All such Tax Returns are true, correct and complete in all material respects. Except as Previously Disclosed, since December 31, 1996, the Company has not incurred any liability for Taxes other than in the ordinary course of business. The Company has Previously Disclosed to FNB all periods since December 31, 1996 for which the federal income tax returns of the Company has been examined by the Internal Revenue Service, and all deficiencies asserted as a result of such examinations (or as a result of any examination of such returns for earlier fiscal years) have been paid or finally settled. There are no disputes pending in respect of or claims asserted for Taxes, nor are there any pending or, to the knowledge of the Shareholders and the Company, threatened audits or investigations or outstanding matters under discussion with any taxing authorities with respect to the payment of Taxes or the Company's Tax Returns, nor has the Company given or been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Taxes for any period. Except as Previously Disclosed, no issues that have been raised by any taxing authority in connection with any Taxes or Tax Returns of the Company are of a recurring nature that would apply to Taxes or such Tax Returns after the Closing. All required declarations of estimated income taxes related to the operations of the Company have been made, and all Taxes required to be shown on such declarations have been paid. Copies of all Income Tax Returns relating to the operations of the Company for all periods since December 31, 1996 have been delivered to the FNB.

                  (b) No facts exist or have existed that would reasonably be expected to constitute grounds for the assessment of Taxes against the Company beyond the reserves for Taxes shown on the Financial Statements.

                  (c) There are no liens with respect to Taxes (except for liens for taxes, assessments or other governmental charges not yet delinquent) upon any of the Company's Assets.

                  (d) Since January 1, 1987, the Company has had in effect a valid election under Section 1362(a)(1) of the Code to be taxed as a "Subchapter S" corporation under

         Section 1361(a)(1) of the Code. In no year has the Company incurred any tax liability under Section 1374 or 1375 of the Code.

                  (e) The Company has not been and will not be liable for the tax of any Person relating to conduct or operations prior to the Closing Date under Section 1.1502-6 of the Treasury Regulations promulgated pursuant to the Code (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

         5.13 Litigation. There are no lawsuits, claims, or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Shareholders and the Company, threatened by or against or affecting the Company or any of the Company's Assets, operations or business.

         5.14 Labor and Employment Matters.

                  (a) The Company has delivered to FNB complete and accurate copies (or, if oral, full written descriptions) of each employment, consulting and similar agreement to which the Company is a party, all of which have been Previously Disclosed. Except as Previously Disclosed, the Company is not a party to or bound by any agreement, any employment manual, employment handbook, employment practice or policy constituting a contractual obligation, or any consent decree, court order or statutory obligation: (i) for the employment of any individual, or the provision of services by any individual, who is not terminable by the Company without penalty upon thirty days' notice or less; (ii) with any labor union; or (iii) relating to the payment of any severance or termination payment, bonus or death benefit to any employee or former employee or his or her estate or designated beneficiary.

                  (b) The Company is not a party to any collective bargaining agreement, and has not recognized or received a demand for recognition of any collective bargaining representative with respect thereto; and during the past three years there have been no material labor strikes, disputes or work stoppages nor, to the knowledge of the Shareholders and the Company, are any such actions threatened against the Company.

                  (c) Except as Previously Disclosed, there are no loans or other obligations payable or owing to any officers, directors or employees of the Company, except salaries, wages, bonuses and salary advances and reimbursement of expenses incurred and accrued in the ordinary course of business, nor are any loans or debts payable or owing by any such persons or their Affiliates to the Company, nor has the Company guaranteed any of their loans or obligations.

                  (d) The Company is in compliance in all material respects with all laws and other obligations relating to employment, denial of employment or employment opportunity and termination of employment.

                  (e) There is no material controversy pending or, to the knowledge of the Company and the Shareholders, threatened between the Company and any of its present or former officers, directors, supervisory personnel or any group of its employees.

         5.15 Employee Benefit Plans; ERISA.

                  (a) The Company has Previously Disclosed each Plan by name and ERISA plan number, if any. The Company does not have a formal plan or commitment, and it has not made an announcement of its intentions, whether or not legally binding, to create any additional Plan or modify or change any existing Plan. A true and complete copy of each of the following has been made available to FNB with respect to the Company:

                           (i) a copy of each written Plan (including all
                  amendments thereto);

                           (ii) a copy of the annual returns or reports
                  (including, without limitation, reports on the Form 5500 series, including all attachments thereto), if required under ERISA or the Code, with respect to each Plan for the three most recent plan years with filing deadlines prior to the date of the Agreement or for which returns have actually been prepared or filed prior to the date of the Agreement and a copy of each summary annual report with respect to each such annual report;

                           (iii) a copy of the most recent summary plan
                  description, together with each subsequent summary of material modifications, required under ERISA with respect to each Plan and all other material employee communications relating to each Plan;

                           (iv) a copy of all written rules, regulations,
                  procedures and interpretations for each Plan;

                           (v) if a Plan is funded through a trust or other
                  funding arrangement, including insurance contracts, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

                           (vi) all contracts relating to the Plans with respect
                  to which it may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements, administration agreements and record keeping agreements;

                           (vii) the most recent determination letter received
                  from the Internal Revenue Service that covers the entire Plan with respect to each Plan that is intended to be qualified under Section 401(a) of the Code, each subsequent determination letter with respect to each such Plan, and complete copies of the determination letter applications (including attachments and cover letters) for each such determination letter; and

                           (viii) all rulings, opinion letters, information
                  letters or advisory opinions issued by the Internal Revenue Service or the United States Department of Labor with respect to each Plan within the ten-year period prior to the date of this Agreement.

                  (b) Prohibited Transactions. Except as Previously Disclosed, no prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) or transaction that would violate Section 404 of ERISA has occurred with respect to any Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA in connection with which the Company or any of its officers, directors or employees would be subject, directly or indirectly, to any tax, penalty or liability to any person for prohibited transactions or breach of fiduciary responsibility under ERISA or the Code (including, without limitation, liability for a breach of fiduciary responsibility by a cofiduciary pursuant to Section 405 of ERISA).

                  (c) Funding. Except as Previously Disclosed, full payment has been made of all amounts that the Company is required to pay under the terms of each Plan and applicable law (including any employee salary deferral contributions described in Section 125 or 401(k) of the Code). Except as Previously Disclosed, the Company will make contributions to the Plans required to be made before the Closing Date for the current plan year and for any prior year through the Closing Date, or if any such contributions are not due before the Closing Date, will make adequate provisions for reserves therefor.

                  (d) Compliance with Applicable Law. (i) Each Plan that is subject to Title I of ERISA conforms to, and its administration is in compliance with, applicable federal laws, including but not limited to ERISA; (ii) each Plan that is intended to be qualified under Section 401(a) of the Code meets all of the applicable operational requirements for qualification and meets all of the plan document requirements for qualification that are required to be included in the plan document as of the Closing Date, and either a favorable determination letter has been received or has been applied for, and nothing has occurred since the most recent favorable determination letter that would adversely affect such qualification; (iii) each Plan that includes a cash or deferred arrangement described in Section 401(k) of the Code has been administered in accordance with all applicable requirements of Section 401(k) and the Treasury Regulations issued thereunder; and (iv) each Plan that includes a cafeteria plan described in Section 125 of the Code has been administered in accordance with all applicable requirements of Section 125 and the Treasury Regulations issued thereunder. There is no pending or threatened action, claim or proceeding against or with respect to any Plan by the Internal Revenue Service, the Department of Labor, the Equal Employment Opportunity Commission, or any participant, beneficiary or any other person or entity involving any aspect of the Plans (other than routine benefit claims), nor are there any facts that could form the basis for any such action, claim or proceeding. The Company has fully complied with the reporting and disclosure requirements of the Code and ERISA, the bonding requirements of ERISA, and other provisions applicable to the Plans.

                  (e) Multiemployer Plans; Pension Plans. The Company does not participate in or contribute to, and never has participated in or contributed to, any Multiemployer Plan. The Company does not maintain and has never maintained an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA.

                  (f) Effect of Agreement. Except as Previously Disclosed, the execution and performance of this Agreement will not result in any (i) payment (whether retirement benefits, severance pay, unemployment compensation or otherwise) becoming due from the Company to any employee, former employee or director of the Company, (ii) increase in benefits otherwise payable under any Plan, or (iii) acceleration of the time of payment or vesting of any such benefits. No amounts payable to any officer, employee or director of the Company under any Plan in connection with the transactions contemplated hereby will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (g) Benefits for Former Employees. Except as Previously Disclosed, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond retirement or other termination of service other than (i) coverage mandated by Section 4980B of the Code,
         Part 6 of Subtitle B of Title I of ERISA and Title XXII of the Public Health Service Act (collectively, "COBRA"), (ii) death benefits or retirement benefits under any Plan qualified under Section 401(a) of the Code, (iii) disability benefits under any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company, or (v) benefits for which the full cost is borne by the current or former employee (or his or her beneficiary). Each Plan that is subject to the provisions of COBRA has been, and as of the Closing Date will have been, maintained in compliance with the provisions of COBRA.

         5.16 Insurance. The Company has Previously Disclosed to FNB a listing of all of the insurance policies ("Policies") maintained by the Company as of the date hereof, and for each indicates the insurer's name, policy number, expiration date and amount and type of coverage. All such Policies are currently in effect. In addition, the coverage of such Policies shall not be restricted as a result of the transactions contemplated hereby. These Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is required by applicable law or regulations, and in the reasonable opinion of the Shareholders and the Company, the insurance coverage provided under these Policies is reasonable and adequate in all respects for the Company. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions) and is underwritten by an insurer qualified to transact business in North Carolina. The Company has taken all requisite actions (including the giving of required notices) under each such policy to preserve all rights thereunder with respect to all matters. The Company is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any policy, and neither the Shareholders nor the Company has any knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

         5.17 Transactions with Affiliates. Except as Previously Disclosed, none of the Shareholders or any other officer or director of the Company, nor any Affiliate of such Persons, has any agreement, arrangement or understanding with the Company (including employment agreements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.

         5.18 Environmental Matters.

                  (a) To the knowledge of the Shareholders and the Company, without independent investigation, the Real Property (including, without limitation, the improvements thereon and the soil and groundwater thereunder): (i) does not contain and is not contaminated by any Hazardous Material; and (ii) has never been the subject of a remedial action for an environmental problem.

                  (b) The Company: (i) has never sent a Hazardous Material to a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List", the "CERCLIS" list, or any similar state or federal list, or (2) is subject to or the source of a claim, an administrative order or other request to take "removal", "remedial", "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) is in compliance in all material respects with all Environmental Laws in all of its activities and operations; (iii) has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits (all of which have been Previously Disclosed and none of which shall be lost or materially modified as a result of this transaction), and generated and maintained all required data, documentation and records under all Environmental Laws; and (iv) will be able to comply with any prospective requirement adopted or promulgated prior to the date hereof under any Environmental Law and to be applicable to the Company in the future without material cost or change in the operations of the Company.

                  (c) The Company is not involved in any suit or proceeding and has not received any notice or request for information from any Governmental Authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received notice of any claims from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Material.

         5.19 Absence of Changes or Events. Except as Previously Disclosed or as otherwise expressly contemplated by this Agreement, since December 31, 2001, the Company has not: (a)issued any shares of capital stock or declared, set aside or paid any dividend or distribution with respect to shares of capital stock; (b) made any form of material changes in any Plan; (c) granted or made any commitments with respect to any increases in any form of compensation to its employees except in the ordinary course of business consistent with past practices; (d) granted or made any commitments with respect to any increases in any form of compensation to the Shareholders; (e) entered into any Contract or conducted its business other than in the ordinary course of business consistent with past practices; or (f) except as a result of the consummation of the transactions contemplated by this Agreement, incurred any material adverse change in the business, assets, condition or results of operations of the Company, provided, however, that the Company may make or has made: (i) the sale and liquidation of its investment securities contemplated by Section 7.4, and
(ii) the engagement of, and payment of fees to, The Orr Group,

Inc., and (iii) the engagement of, and payment of legal and accounting fees to, legal counsel and accountants for the Company in connection with this transaction. Except for changes occurring in the ordinary course of business and the distributions and payments described in this Section 5.19, the balance sheet of the Company upon Closing (including cash balances and other working capital items) will not be materially and adversely changed from the most recent balance sheet of the Company comprising part of the Financial Statements.

         5.20 Bank Accounts. The Company has Previously Disclosed to FNB a listing of all bank accounts and safe deposit boxes of the Company, all powers of attorney in connection with such accounts and the names of all persons authorized to draw thereon or to have access thereto.

         5.21 Corporate and Personnel Data. The Company has Previously Disclosed to FNB a listing of the names, salary rates, and the date of last raise of all the employees of the Company as of a date within five days prior to the date hereof.

         5.22 Licenses and Permits. The Company has Previously Disclosed to FNB a listing of all the licenses, permits, authorizations, and registrations issued by any Governmental Authority to the Company. No other licenses, permits, authorizations, or registrations are necessary to enable the Company to own, lease or otherwise hold its properties or to enable the Company to carry on its business as presently conducted. Except as Previously Disclosed, no such license, permit, authorization or registration will be violated or made void or be affected in any way adverse to the Company by the consummation of the transactions contemplated by this Agreement.

         5.23 Investment.

                  (a) In connection with the acceptance by the Shareholders of FNB Shares under this Agreement, each Shareholder acknowledges that he is familiar with the operations of FNB to the extent of the information furnished by FNB in its published reports (including documents filed with the Securities and Exchange Commission or other information required to be prepared pursuant to federal securities laws); that each Shareholder has had an opportunity to inspect FNB's most recent financial information (including annual and quarterly reports on Form 10-K and 10-Q, respectively and any interim press releases, whether or not contained in a Form 8-K) and to ask questions of management concerning FNB; that each Shareholder has received adequate information to enable him to make an informed decision with respect to his ownership of the FNB Shares acquired in connection with the Merger.

                  (b) Each Shareholder: (i) is an "accredited investor" within the meaning of Rule 501 under the Securities Act or (ii) has sufficient knowledge and experience in investing in companies similar to FNB so as to be able to evaluate the risks and merits of an investment in FNB and is able financially to bear the risks of such investment;

                  (c) Each Shareholder is a resident of, and is domiciled in, the states of North Carolina or South Carolina;

                  (d) The FNB Shares acquired by each Shareholder in connection with the Merger are being acquired for his or its own account, for investment, and not with a view to or for sale in connection with any unregistered distribution thereof in violation of the Securities Act or any state securities act; and

                  (e) Each Shareholder understands that (i) FNB Shares acquired in connection with the Merger must be held for any applicable holding period under Rule 144 of the Securities Act, or any successor rule or regulation, unless a disposition thereof is registered under the Securities Act or is exempt from such registration, (ii) the certificates representing such FNB Shares shall bear a legend to such effect, and (iii) FNB will make or cause to be made a notation on its transfer books to such effect.

         5.24 Certain Regulated Businesses. The Company is neither an "investment company" as defined in the Investment Company Act of 1940, as amended, nor a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

         5.25 Commissions. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Shareholders or the Company other than the Company's payment of fees to The Orr Group, Inc.

         5.26 Full Disclosure. Neither the representations and warranties of the Company and the Shareholders set forth in this Agreement, nor those stated in a certificate or document to be delivered hereunder at or prior to Closing by the Shareholders or the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was, is or will be made, in order to avoid statements herein or therein being misleading.

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF FNB

         Except as otherwise specifically provided herein or as "Previously Disclosed" to the Company, FNB represents and warrants to the Company and the Shareholders that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. ("Previously Disclosed" shall mean, as to FNB, the disclosure of information in a letter delivered by FNB to the Company and the Shareholders specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

         6.1 Organization. FNB is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. FNB is duly qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions where the failure to be so qualified would result in a material adverse effect to FNB. FNB has all requisite power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

         6.2 Authority Relative to this Agreement. FNB has the power and authority under applicable corporate law to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FNB, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of FNB. This Agreement has been duly executed and delivered by FNB and constitutes the legal, valid and binding obligation of FNB, enforceable against FNB in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws of general applicability affecting creditors' rights and by general principles of equity that may limit the specific performance of particular provisions).

         6.3 Consents and Approvals, No Violations.

                  (a) Except as Previously Disclosed, there is no requirement applicable to FNB to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated hereby.

                  (b) The execution, delivery and performance of this Agreement by FNB and its compliance with the terms hereof will not: (i) conflict with any provisions of its articles of incorporation or bylaws, (ii) violate or result in a default or breach (or give rise to any right of termination, cancellation or acceleration or liens) pursuant to the terms of any Contract to which it is a party, or (iii) violate any Applicable Law.

         6.4 Issuance of Shares of the FNB's Stock. The FNB Shares to be issued to the Shareholders hereunder are duly authorized and, when so issued to the Shareholders, will be validly issued and outstanding and fully paid and nonassessable, free and clear of any liens, pledges, encumbrances or preemptive rights.

         6.5 Reports. Since December 31, 1999, FNB has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with: (i)the Securities and Exchange Commission, including, without limitation, Forms 10-K, Forms 10-Q and proxy statements; (ii) the Federal Reserve Board; and (iii) any applicable state securities or banking authorities (collectively, the "Reports"). As of their respective dates, the Reports comply in all material respects with all of the rules and regulations promulgated by the Securities and Exchange Commission, the Federal Reserve Board and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

         6.6 FNB's Financial Statements. On a consolidated basis, FNB's audited statements of income and stockholders' equity for the years ended December 31, 2001, 2000, and 1999 and audited balance sheets as of December 31, 2001, 2000 and 1999, together with the notes thereto (as included in the FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission), have been prepared in accordance with Generally Accepted Accounting Principles consistently applied and fairly present the results of operations and financial position of the FNB for the periods and as of the dates set forth therein.

         6.7 Absence of Changes. Since December 31, 2001, except as a result of the consummation of the transactions contemplated by this Agreement, FNB, on a consolidated basis with its subsidiaries and taken as a whole, has not incurred a material adverse change in its business, financial condition or results of operations.

         6.8 Commissions. Other than Ryan Beck & Co., no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by FNB.

         6.9 Full Disclosure. Neither the representations and warranties of FNB set forth in this Agreement, nor those stated in a certificate or document to be delivered hereunder at or prior to Closing by FNB, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was, is or will be made, in order to avoid statements herein or therein being misleading.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

         7.1 Ordinary Conduct. Except as otherwise contemplated by this Agreement, the Company will, and the Shareholders will cause the Company to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and will make reasonable commercial efforts consistent with past practices to preserve its relationships with its clients, suppliers and others with whom the Company has dealt and to keep available the services of each of its officers. Additionally, except as otherwise contemplated by this Agreement, the Company will not do, and the Shareholders shall cause the Company not to do, any of the following without the prior written consent of FNB:

                  (a) amend its articles of incorporation or bylaws;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or equity equivalents of any class or any other of its securities, or amend any of the terms of any securities outstanding as of the date hereof;

                  (c) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (iii) redeem or otherwise acquire any of its securities;

                  (d) (i) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not material to it, incur or assume any short-term debt other than in the ordinary course of business, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other Person except for the Company's mortgage lending activities occurring in the ordinary course of its business consistent with past practice, (iv) pledge or otherwise encumber shares of its capital stock, or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, other than Permitted Liens;

                  (e) adopt or amend any Plan;

                  (f) grant to any director, executive officer or employee any increase in his or her compensation or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it after the Closing; provided, however, that the Company may pay to the employees Previously Disclosed to FNB bonuses in the amounts Previously Disclosed to FNB prior to the Closing;

                  (g) (i) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are material to it, or (ii) enter into any Contract or transaction outside the ordinary course of business consistent with past practice;

                  (h) (i) change or modify any of the accounting principles or practices used by it or (ii) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (i) (i) acquire any Person (or division thereof), any equity interest therein or the assets thereof; (ii) enter into, cancel or modify any Contract other than in the ordinary course of business consistent with past practices; (iii) enter into, cancel or modify any Contract involving an amount in excess of $5,000; (iv) authorize any new capital expenditure or expenditures that, individually or in the aggregate, are in excess of $5,000; or (v) enter into or amend any Contract with respect to any of the foregoing;

                  (j) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the Financial Statements or on Schedule 5.5 or incurred in the ordinary course of business consistent with past practice;

                  (k) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (l) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Shareholders contained in this Agreement untrue or incorrect or would result in any of the conditions set forth in this Agreement not being satisfied;

                  (m) change its existing loan underwriting guidelines, policies or procedures except as may be required by law; or

                  (n) agree, whether in writing or otherwise, to do any of the foregoing.

         7.2 Covenants of the Shareholders.

                  (a) Transfer of Shares. Between the date hereof and the earlier of the Closing or the date on which this Agreement is terminated, each Shareholder shall not transfer, pledge, hypothecate or otherwise encumber any of the Company Shares owned by him or grant to any Person any right to purchase any of the Company Shares other than the rights granted to FNB hereunder.

                  (b) Restricted Stock. The FNB Shares to be issued in connection with the Merger have not been registered under the Securities Act, and each Shareholder will not offer, sell, pledge or otherwise transfer any of such FNB Shares except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. FNB shall have the right to require the delivery of an opinion of counsel in form and substance reasonably satisfactory to FNB, prior to any transfer in accordance with an exemption from the registration requirements of the Securities Act, to the effect that such transfer is exempt from such registration requirements.

                  (c) Release. Each Shareholder (in his capacity as employee, shareholder, officer or director, or otherwise) hereby releases and forever discharges the Company, FNB, Surviving Corporation and their Affiliates, and each of their shareholders, directors, officers, employees, agents and successors and assigns (all of such parties, collectively, the "Released Parties"), from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, fixed or contingent, both at law and in equity, other than as may arise under and are brought in connection with this Agreement, that such Shareholder has, ever had or may hereafter have against any of the Released Parties based on facts, circumstances, events or omissions occurring prior to the Closing, whether or not relating to claims pending on or asserted after the Closing; provided, however, that this
         Section 7.2(c) shall become effective only upon the Closing. Each Shareholder hereby covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party based upon any matters purported to be released hereby. Notwithstanding the foregoing, the release set forth in this Section 7.2(c) shall not
         (i) apply to any claims or rights that any Shareholder may have against a Released Party with respect to which proceeds have been paid under an insurance policy held by or on behalf of the Surviving Corporation,
         (ii) affect employment-related benefits to which the Company has committed prior to Closing or is required by law to provide, or (iii) affect director and officer indemnity and advancement rights to which any Shareholder would otherwise have a right under applicable corporate law or the Company's governing charter documents. Further, notwithstanding anything to the contrary contained in this Section 7.2(c), the release set forth herein shall not apply to any claims or rights that any Shareholder may have against any other Shareholder of any kind or nature whatsoever.

         7.3 Covenants of FNB.

                  (a) Merger Sub Organization. FNB shall organize Merger Sub under the laws of the State of North Carolina prior to the Effective Time. The outstanding capital stock of Merger Sub shall consist of 1,000 shares of common stock, all of which will be owned by FNB. Prior to the Effective Time, Merger Sub shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind, acquire any assets, or incur any liability, except as may be expressly contemplated by this Agreement or the Plan of Merger or as FNB and Company may otherwise agree. FNB, as the sole shareholder of Merger Sub, shall vote prior to the Effective Time the shares of common stock of Merger Sub in favor of the Plan of Merger and shall take all such other actions as shall be necessary for Merger Sub to consummate the transactions described herein. At the Effective Time, Merger Sub shall be a corporation duly organized and validly existing under the laws of the State of North Carolina with the corporate power and authority necessary to consummate the transactions contemplated by the Plan of Merger.

                  (b) Listing of Additional Shares. FNB will notify the Nasdaq Stock Market of the listing of the shares of the FNB Shares to be issued in connection with the Merger as soon as practicable following the Closing Date.

                  (c) Compliance with Rule 144. For a period of two years after the Closing Date, FNB will use its reasonable best efforts to comply with the requirements of Rule 144, promulgated by the Securities and Exchange Commission pursuant to the Securities Act, necessary for the Shareholders to sell the FNB Shares received hereunder under Rule 144 after the expiration of any applicable holding period thereunder.

                  (d) Registration Rights. In connection with any underwritten public offering of the FNB Shares in respect of which a registration statement has been filed under the Securities Act on Form S-1 or S-3, at the option of the underwriter(s) thereof, the sale of the FNB Shares received by the Shareholders hereunder shall be covered by such registration statement.

         7.4 Sale of Investment Securities. Prior to the Closing, the Company shall sell and liquidate its investment securities, converting them solely into Cash.

         7.5 Tax Matters. Each of the parties hereto shall use its reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Code and shall not intentionally take any action that would cause the Merger to fail to so qualify. All items of income, loss, deduction and credit of the Company from January 1, 2003 to the Effective Time shall be allocated to the Shareholders. The Shareholders and Company shall execute such tax returns and elections as may be reasonably required by FNB to effect such allocations.

         7.6 Consummation of Agreement. The Company, the Shareholders, and FNB shall use their reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, the Shareholders, or FNB that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible.

         7.7 Schedules to Agreement. Each party will promptly notify the other parties of any event, fact or other circumstance arising after the date hereof that would have caused the representations or warranties, or the disclosure schedules delivered under this Agreement to be untrue or misleading had such event, fact or circumstance arisen prior to the delivery of such schedules or the making of such representation.

         7.8 Corporate Action. The Company and FNB will, and FNB shall cause Merger Sub to, take all corporate action necessary to consummate this Agreement and the Merger. The Shareholders as shareholders of the Company shall take all action necessary for the Company to consummate and give effect to the Merger.

         7.9 Maintenance of Corporate Existence. The Company and FNB shall, and the Shareholders shall cause the Company through Closing to, maintain in full force and effect their respective corporate existences.

         7.10 No Solicitation. In recognition of the time that will be expended and the expense which will be incurred by FNB in connection with the transactions contemplated hereby, the Company and the Shareholders will not, and the Company will cause its officers, employees and agents not to, directly or indirectly or through agents, brokers or otherwise, until this Agreement is closed or is terminated as provided in this Agreement, encourage, solicit, engage in negotiations or discussions with or provide information with respect to any inquiries or proposals relating to (a) the possible direct or indirect acquisition of all or a portion of the Company's capital stock or its assets or
(b) any business combination with the Company. Additionally, the Shareholders and the Company shall promptly notify FNB upon receipt of any inquiries by a third Person relating to the foregoing subclauses (a) and (b).

         7.11 Qualified Plans. The Company shall take all appropriate action as shall be necessary to maintain the Dover Mortgage Company 401(k) Profit Sharing Plan (the "Dover 401(k) Plan") as a qualified plan for purposes of ERISA. The Company and the Shareholders acknowledge that FNB intends that the Dover 401(k) Plan will be merged into FNB's Section 401(k) Savings Plan (the "FNB 401(k) Plan") as soon as practicable after the Closing. The Company shall take all such actions with respect to such plan as shall be necessary to accomplish such intent and, until the Closing, will not take any other extraordinary actions with respect to such plan without the written consent of FNB.

         7.12 Employment.

                  (a) J. Edward Joye, Jr. Provided he remains employed as President of the Company as of the time of the Closing, the Surviving Corporation shall enter into an employment agreement with J. Edward Joye, Jr. as of the Closing, which shall contain substantially the same terms and conditions and be in substantially the same form as is attached hereto as Exhibit B1.

                  (b) Joseph Keels III. Provided he remains employed as Chief Accounting Officer of the Company as of the time of the Closing, the Surviving Corporation shall enter into an employment agreement with Joseph Keels III as of the Closing, which shall contain substantially the same terms and conditions and be in substantially the same form as is attached hereto as Exhibit B2.

         7.13 Employee Benefits.

                  (a) Generally. Except as otherwise provided herein and to the extent permitted by contribution and deduction limitations of ERISA and the Code with respect to FNB's qualified plans, any employee of the Company who continues employment with the Surviving Corporation, FNB or an Affiliate of FNB at the time of the Closing (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by FNB or First National, on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of FNB or First National. However, each New Employee shall be given credit for his or her full years of service with the Company for purposes of (i) entitlement to vacation and sick leave and for participation in all FNB or First National welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in the FNB 401(k) Plan and in FNB's defined benefit pension plan (the "FNB Pension Plan"). Notwithstanding any provision herein to the contrary, FNB will not be required to take any action that could adversely affect the continuing qualification of the FNB 401(k) Plan or the FNB Pension Plan. FNB will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with FNB's standard leave policies, for the period between the Closing Date and the end of the calendar year during which the Closing Date occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave earned at the Company but shall thereafter be subject to FNB's leave policies.

                  (b) Health Insurance. Each New Employee shall be entitled to participate in First National's group health insurance plan at a cost equal to the cost for any First National employee and such participation shall be without regard to pre-existing condition requirements under First National's group health insurance plan, to the extent any such condition at the time of the Closing would have been covered under the health insurance plans of the Company.

         7.14 Retention Bonus.

                  (a) One Year Bonus. FNB shall cause the Surviving Corporation to pay to each employee of the Company identified in writing by FNB and the Company prior to the Closing a retention bonus in the amount likewise agreed upon in writing by FNB and the Company before the Closing as soon as practicable following the first anniversary of the Closing Date provided he or she remains employed by the Surviving Corporation from the Closing through the first anniversary of the Closing Date. The aggregate amount of retention bonuses payable by the Surviving Corporation at such time should all such identified employees satisfy the retention requirement set forth in this Section 7.14(a) shall be equal to $180,000.

                  (b) Three-Year Bonus. FNB shall cause the Surviving Corporation to pay to each employee of the Company identified in writing by FNB and the Company prior to the Closing a retention bonus in the amount likewise agreed upon in writing by FNB and the Company before the Closing as soon as practicable following the third anniversary of the Closing Date provided he or she remains employed by the Surviving Corporation from the Closing through the third anniversary of the Closing Date. The aggregate amount of retention bonuses payable by the Surviving Corporation at such time should all such identified employees satisfy the retention requirement set forth in this Section 7.14(b) shall be equal to $600,000.

                  (c) No Employment Contract. This Section 7.14 shall not be deemed a contract of employment and each such employee's employment with the Company following the Closing will be on an "at will" basis.

         7.15 Noncompetition.

                  (a) Period and Conduct. As further consideration for the Merger and the transactions contemplated by this Agreement, during the five-year period following the Closing Date, the Shareholders (other than J. Edward Joye, Jr., who is entering into a similar covenant pursuant to the employment agreement referred to in Section 7.12(a)) shall not:

                           (i) compete with the Surviving Corporation or FNB in
                  the business of mortgage banking, including originating, processing, underwriting or closing mortgage loans;

                           (ii) solicit or accept business of any kind relating
                  to mortgage banking or the origination, processing, underwriting or closing of mortgage loans from any customer, former customer or active prospect of the Surviving Corporation or FNB;

                           (iii) solicit any employee of the Surviving
                  Corporation or FNB to terminate his or her employment with the Surviving Corporation or FNB; or

                           (iv) incorporate or otherwise create any business
                  organization utilizing any name which uses the word "Dover" or which is confusingly similar to "Dover."

                  (b) Territory. Each Shareholder shall refrain from engaging in the activities described in this Section 7.15 during the period specified in Section 7.15(a) hereof in North Carolina and South Carolina.

                  (c) Definition. Each Shareholder shall be deemed to be competing with the Surviving Corporation or FNB if he is engaged or participates in any business or businesses described in Section 7.15(a), directly or indirectly, whether for his own account or for that of any other person, firm or corporation, public or private, and whether as a shareholder, partner or investor possessing an ownership interest exceeding 1% in any such entity or as principal, agent, representative, proprietor, partner, officer, director, employee or consultant or in any other capacity.

                  (d) Reasonableness. The Shareholders have reviewed the scope, duration and geographical scope of the covenants made in this Section
         7.15 and acknowledge that they are reasonable and necessary to protect the legitimate business interests of the Surviving Corporation and FNB.

                  (e) Remedies. Inasmuch as any breach of, or failure to comply with, this Section 7.15 will cause serious and substantial damage to the Surviving Corporation and FNB if any Shareholder should in any way breach, or fail to comply with, the terms of this Section 7.15, FNB and the Surviving Corporation shall be entitled to an injunction restraining such Shareholder from such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. FNB and the Surviving Corporation shall, in addition to the remedies herein provided, be entitled to avail themselves itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by the Surviving Corporation and the Company of monetary damages and compensation.

                  (f) Subsidiaries, Divisions and Affiliates. For the purposes of this Section 7.15, "FNB" and "the Surviving Corporation" shall include their respective subsidiaries, divisions and Affiliates as they may exist from time to time.

                  (g) Enforceability. The Shareholders, the Surviving Corporation and FNB intend that this Section 7.15 be enforced as written. However, if one or more of the provisions contained in this
         Section 7.15 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reform the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties.

         7.16 Termination of Guaranties. FNB shall cooperate with the Shareholders to obtain the termination as of the Effective Time of (i) the Guaranty Agreements, dated as of September 22, 1997, given by each of the Shareholders to Bank of America, N.A. (formerly NationsBank, N.A.), and (ii) the Pledge and Security Agreement, dated as of September 22, 1997, among the Shareholders and Bank of America, N.A., permitting the release of the certificates representing the Company Shares pledged thereunder.

         7.17 Vehicle Lease. Following the Closing, FNB shall indemnify and hold harmless J. Edward Joye, Jr. from any loss, cost or damage he may incur by reason of his obligations under the Unconditional Guaranty (By Individual) given by him to BB&T Leasing Corporation and dated December 6, 2002, which was given in connection with the Fixed Term Motor Vehicle Lease of the same date for the lease of a 2003 GMC Envoy SLE.

                                  ARTICLE VIII
                      DISCLOSURE OF ADDITIONAL INFORMATION

         8.1 Access to Information. Prior to the Closing Date, the Company and the Shareholders shall: (a) give FNB and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to the books, records, offices and other facilities and properties of the Company; and (b) furnish FNB with such financial and operating data and other information with respect to the business operations of the Company including, but not limited to, information relating to Taxes as FNB may from time to time reasonably request.

         8.2 Access to Premises. Prior to the Closing, the Company and the Shareholders shall give the FNB and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to all property leased by the Company for the purpose of inspecting such property.

         8.3 Confidentiality. Prior to Closing, except as otherwise provided in
Section 7.4, the parties hereto shall not discuss or disclose, and each will use its best efforts to cause its employees, lenders, accountants, representatives, agents, consultants and advisors not to discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to the Company, with any other Person without the prior consent of the other parties hereto, unless (a) such information is public other than as a result of a violation of this Agreement or (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby.

         8.4 Publicity. Without the prior consent of the other parties, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by law, but in which case the disclosing party shall provide the other parties hereto with reasonable advance notice of the timing and substance of any such disclosure.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

         9.1 Mutual Conditions. The obligations of all the parties hereto to effect the transaction contemplated hereby shall be subject to the fulfillment of the following conditions, any of which may be waived by all of the parties hereto:

                  (a) Adverse Proceedings. The Company, any Shareholder, or FNB shall not be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

                  (b) Consents. All permits, authorizations, consents and approvals of Governmental Authorities necessary for the consummation of the transactions contemplated hereby have been obtained and Bank of America, N.A. shall have provided the terminations and releases contemplated by Section 7.16.

                  (c) Tax Opinion. The Company, the Shareholders and FNB shall have received an opinion, dated the Closing Date, of Schell Bray Aycock Abel & Livingston P.L.L.C. or another tax advisor in form and substance satisfactory to the Company and FNB, substantially to the effect that, for federal income tax purposes: (i) consummation of the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code;
         (ii) no gain or loss will be recognized by the Company or FNB by reason of the Merger; and (iii) the exchange or cancellation of the Company Shares in the Merger will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of the Company to the extent such shareholders receive FNB Shares in exchange for their Company Shares (except with respect to cash in lieu of fractional shares). Schell Bray Aycock Abel & Livingston P.L.L.C. or such other tax advisor will require and rely on representations by officers of FNB and the Company and will be entitled to make reasonable assumptions.

         9.2 Conditions to the Obligations of the Company and the Shareholders. The obligation of the Company and the Shareholders to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Company and the
Shareholders:

                  (a) All representations and warranties of FNB contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). FNB shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing. The Shareholders shall have received a certificate dated the Closing Date to the matters set forth in this Section 9.2 and executed by the chief executive officer and chief financial officer of FNB.

                  (b) All documents required to have been executed and delivered by FNB, on behalf of itself or Merger Sub, to the Company or to the Shareholders at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

                  (c) The Company shall have received a legal opinion from Schell Bray Aycock Abel & Livingston P.L.L.C., counsel to FNB, dated as of the Closing Date, containing opinions in form and substance customary for transaction of this nature and otherwise reasonably acceptable to the Company.

                  (d) As of the Closing Date, the Shareholders shall have received the following documents with respect to Merger Sub:

                           (i) a true and complete copy of its articles of
                  incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

                           (ii) a true and complete copy of its bylaws,
                  certified by its Secretary or an Assistant Secretary;

                           (iii) a certificate from its Secretary or an
                  Assistant Secretary certifying that its articles of incorporation have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence;

                           (iv) a true and complete copy of the resolutions of
                  its Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

                           (v) a certificate from its Secretary or an Assistant
                  Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

         9.3 Conditions to the Obligations of FNB. The obligations of the FNB to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by FNB:

                  (a) FNB will have completed its financial, operations, legal and other due diligence review of the Company and will be satisfied in its sole discretion with the results of such review.

                  (b) The Company and the Shareholders shall have obtained all consents of third parties contemplated by Sections 5.1(f) and 5.2 and their corresponding schedules.

                  (c) All representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company and the Shareholders shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing. FNB shall have received certificates dated the Closing Date to the matters set forth in this Section 9.3 and executed by the chief executive officer and chief financial officer of the Company and by the Shareholders.

                  (d) The Company and the Shareholders shall have delivered to FNB the Company's audited statement of income and stockholders' equity for the year ended December 31, 2002 and audited balance sheet as of December 31, 2002, as well as reports on internal controls and compliance with certain laws and regulations prepared in accordance with Government Auditing Standards and other reports and schedules required by the Consolidated Audit Guide for Audits of HUD Programs, accompanied by a certificate executed by the chief executive officer and chief financial officer of the Company and by the Shareholders to the effect that such financial statements (i) have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and (ii) fairly present the results of operations and financial position of the Company for the period and as of the date set forth therein.

                  (e) All documents required to have been executed and delivered by the Shareholders, the Company or any third party to FNB at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by FNB or Merger Sub if so contemplated thereby.

                  (f) FNB shall have received a legal opinion from Blanco Tackabery Combs Matamoros P.A., counsel to the Company and the Shareholders, dated as of the Closing Date, containing opinions in form and substance customary for transactions of this nature and otherwise reasonably acceptable to FNB.

                  (g) FNB shall have received the certificate referred to in
         Section 3.3 setting forth the calculation of the Gross Cash Consideration and shall be satisfied, in its sole discretion, with the form and substance of such certificate.

                  (h) As of the Closing Date, FNB shall have received the following documents with respect to the Company:

                           (i) a long-form certificate of its corporate
                  existence issued by the jurisdiction of its incorporation as of a recent date;

                           (ii) a true and complete copy of its articles of
                  incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

                           (iii) a true and complete copy of its bylaws,
                  certified by its Secretary or an Assistant Secretary;

                           (iv) a certificate from its Secretary or an Assistant
                  Secretary certifying that its articles of incorporation have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence;

                           (v) a true and complete copy of the resolutions of
                  its Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

                           (vi) a certificate from its Secretary or an Assistant
                  Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement; and

                           (vii) the results of a search of the appropriate
                  state offices as of a recent date reflecting the filing of Uniform Commercial Code financing statements against it and any pending litigation involving and outstanding judgments against it.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (a) By mutual written consent of the Company and FNB;

                  (b) By either FNB or the Company, if there shall be any law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company, the Shareholders, FNB, or Merger Sub from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non-appealable;

                  (c) By either FNB or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by April 30, 2003, and if the party seeking termination is in material compliance with all of its obligations under this Agreement; and

                  (d) By either FNB or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the reasonable best efforts of the party seeking to terminate as set forth in Section 7.6) and has not been waived; and

                  (e) By FNB upon a breach by any Shareholder, the Company or any officer, employer or agent of the Company of the provisions of
         Section 7.10.

         10.2 Procedure and Effect of Termination. In the event of a termination contemplated hereby by any party pursuant to Section 10.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

                  (a) The parties hereto shall continue to be bound by their obligations of confidentiality set forth in Section 8.3, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor.

                  (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

                  (c) The terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

                  (d) Notwithstanding anything contained in this Agreement to the contrary, if either the Company and the Shareholders, on the one hand, or FNB, on the other hand, breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party described in Section 12.1, together with all other damages recoverable at law or in equity. In addition, if FNB terminates this Agreement pursuant to Section 10.1(e) hereof, then the Company and the Shareholders shall be jointly and severally obligated to pay all such expenses of FNB and a break-up fee to FNB in the amount of $250,000, together with all other damages recoverable at law or in equity.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 Survival of Representations. All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, statement, certificate, instrument or document delivered pursuant hereto or in connection herewith will survive the Closing and remain in effect for a period of two years after the Closing Date and shall thereupon terminate and be of no further force or effect; provided, however, notwithstanding the foregoing, the representations and warranties under:

                  (a) Sections 5.1, 5.2 and the first sentence of Section 5.3 shall survive without limitation;

                  (b) Section 5.12 shall survive for the applicable statute of limitations, and

                  (c) Sections 5.15 and 5.18 shall survive for a period of five years after the Closing Date.

Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made.

         11.2 Shareholders' Agreement to Indemnify.

                  (a) Subject to the limitations set forth in this Section 11.2, the Shareholders hereby agree jointly and severally to indemnify, defend and hold harmless FNB, the Surviving Corporation, and any of their Affiliates, and all officers, directors, equity holders, employees and agents thereof (all of such parties, collectively, the "FNB Affiliates"), from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, settlement costs, arbitration costs and any reasonable legal and other expenses for investigating or defending any action or threatened action) incurred by any of the FNB Affiliates arising out of or in connection with or resulting from (i) a breach of any covenant, agreement, representation or warranty of the Company or any Shareholder contained in this Agreement or in any agreement or instrument executed and delivered pursuant to this Agreement on or prior to the Closing or
         (ii) Taxes that are assessed on or incurred by the Surviving Corporation or the Shareholders (or any successor thereof) on the basis of action, facts, circumstances, events or omissions occurring prior to the Closing (collectively, "FNB's Damages").

                  (b) Notwithstanding the foregoing, with respect to FNB's Damages arising from breaches of representations and warranties (except those made in Sections 5.1(a) through (e), 5.2, 5.12 and 5.15 and the first sentence of Section 5.3, to which this Section 11.2(b) shall not apply): (i) the Shareholders, jointly and severally, shall be obligated to indemnify the FNB Affiliates in the aggregate only up to the amount of the Gross Cash Consideration plus the amount of any earn-out payments as may be paid to the Shareholders pursuant to Section 3.5;
         (ii) a FNB Affiliate must have given the Shareholders written notice of any such breaches within the applicable survival period as set forth in
         Section 11.1; and (iii) the Shareholders will not be liable for any such FNB's Damages unless and until the aggregate amount of such FNB's Damages exceeds $50,000 (at which time the Shareholders will be obligated to pay only those sums in excess of such initial $50,000). Further notwithstanding the foregoing, the Shareholders will have no liability with respect to FNB's Damages to the extent of any insurance proceeds received by, or direct tax benefits available to, the Surviving Corporation or FNB in connection therewith; provided, however, that any such insurance proceeds received or tax benefits available shall not be taken into account and shall not reduce FNB's Damages for the purpose of determining whether the threshold of $50,000 (as described above) has been met. (c) This Section 11.2 and FNB's rights to indemnification shall be FNB's sole and exclusive remedy for a breach of the representations and warranties made by the Company or the Shareholders and contained in this Agreement or any document or Schedule delivered in connection herewith; provided, however, that FNB shall be entitled to set-off any FNB's Damages against any earn-out payments owing under Section 3.5 upon compliance with the indemnification procedure set forth in Section 11.4.

         11.3 FNB's Agreement to Indemnify. Subject to the limitations set forth in this Section 11.3, FNB hereby agrees to indemnify, defend and hold harmless the Shareholders from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses (including, without limitation, settlement costs, arbitration costs and any reasonable legal and other expenses for investigating or defending any action or threatened action) incurred by the Shareholders arising out of or in connection with or resulting from a breach of any covenant, agreement, representation or warranty of the FNB contained in this Agreement or in any agreement or instrument executed and delivered pursuant to this Agreement on or prior to the Closing to the extent that such representation, warranty or covenant survives the Closing and a claim therefor is presented to FNB in accordance with this Agreement before the expiration of the applicable survival period as set forth in Section 11.1. This Section 11.3 shall and Shareholders' rights to indemnification shall be the Shareholders' sole and exclusive remedy for a breach of FNB's representations and warranties contained in this Agreement or any document delivered in connection herewith.

         11.4 Indemnification Procedure.

                  (a) Notice. Each indemnified party shall give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Demands" and each notice, a "Demand Notice") for which such indemnified party intends to assert a right to indemnification under this Agreement, including Demands for which the indemnified party would intend to assert a right to indemnification but for the de minimis amount contemplated by Section 11.2(b) hereof. Each Demand Notice shall set forth in reasonable detail the nature and amount of the damages sought. The indemnifying party shall, within 30 days of receipt of a Demand Notice, pay to the indemnified party the amount set forth in such Demand Notice or, if the indemnifying party disputes in good faith the Demand or the amount thereof, deliver to the indemnified party a written objection setting forth the basis for disputing the Demand or payment. If within 30 days after receipt by an indemnified party of the objection notice to a Demand Notice the parties shall not have reached agreement as to the Demand or amount in question, the claim for indemnification shall be submitted to one arbitrator selected from the panel of arbitrators of the American Arbitration Association, or if FNB and the Shareholders cannot agree on the arbitrator, by three arbitrators selected from such panel, one of whom shall be chosen by FNB, one of whom shall be chosen by the Shareholders and the third of whom shall be chosen by the two arbitrators so chosen. If either FNB or the Shareholders shall not have designated such an arbitrator within 20 days after submission by the American Arbitration Association of the list of names of arbitrators selected from its panel, the resolution of the contested Demand Notice shall be made by the arbitrator chosen by the other party. Arbitration will be held in Asheboro, North Carolina, or such other location in North Carolina as the parties may agree, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of the arbitrator(s), including the awarding to the prevailing party of its costs and expenses incurred in connection with such arbitration proceedings, shall be final and binding upon the parties. Any such arbitrator's decision and satisfaction thereof may be enforced by the party entitled thereto in any court having jurisdiction over the subject matter or the parties. In addition, any such arbitrator's decision may be satisfied by means of set-off against any amounts otherwise owing by the indemnified party to the indemnifying party. J. Edward Joye, Jr. shall be entitled to act on behalf of the Shareholders for purposes of this Section 11.4 and FNB shall be entitled to rely on the acts of J. Edward Joye, Jr. as being the acts of all of the Shareholders hereunder.

                  (b) Third Party Claims. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Demand that arises from any claim or assertion made by a third party. With respect to any such Demand relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Demand, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such Demand if as a result thereof, the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Expenses. Whether or not the transactions contemplated hereby are consummated, FNB shall pay all fees, costs and expenses incurred by it and Merger Sub in connection with this Agreement and the transactions contemplated hereby and the Shareholders and the Company shall pay all fees, costs and expenses incurred by each of them in connection with this Agreement and the transactions contemplated hereby.

         12.2 Action by Shareholders. Except as otherwise expressly provided in this Agreement, any act or decision of the Shareholders hereunder (including without limitation any decision relating to termination, waiver of conditions and indemnification) shall require the consent or approval of the Shareholders who then hold a majority of the Company Shares (if prior to Closing) or who held a majority of the Company Shares immediately prior to Closing (if at or subsequent to Closing), and any act or decision approved or consented to by such Shareholders shall be binding upon all of the Shareholders.

         12.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Company, the Shareholders and FNB.

         12.4 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of FNB, on one hand, and the Company or the Shareholders, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party or parties only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.4.

         12.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one Business Day after sending by a reputable national over-night courier service or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties in the manner provided below:

                  (a) Any notice to the Company or the Shareholders shall be delivered to the following addresses:

                  Dover Mortgage Company
                  Attention: J. Edward Joye, Jr.
                  701 East Morehead Street
                  Charlotte, North Carolina 28202

                  Telephone: 704/331-9880
                  Facsimile: 704/331-9897

                  with a copy to:

                  Blanco Tackabery Combs Matamoros P.A.
                  Attention: Brian L. Herndon

                  P.O. Drawer 25008 (27114-5008)
                  110 S. Stratford Road, Fifth Floor
                  Winston-Salem, North Carolina 27104

                  Telephone: 336/761-1250
                  Facsimile: 336/761-1530

                  (b) Any notice to FNB shall be delivered to the following addresses:

                  FNB Corp.
                  Attention: Michael C. Miller
                  101 Sunset Avenue (P.O. Box 1328)
                  Asheboro, North Carolina 27203

                  Telephone: 336/626-8300
                  Facsimile: 336/626-8374

                  with a copy to:

                  Schell Bray Aycock Abel & Livingston P.L.L.C.
                  Attention: Melanie S. Tuttle
                  230 North Elm Street, Suite 1500
                  Greensboro, North Carolina 27401

                  Telephone: 336/370-8800

                  Facsimile: 336/370-8830

         Any party may change the address to which notice is to be given by notice given in the manner set forth above.

         12.6 Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except that FNB may assign its rights and obligations under this Agreement to any Affiliate of FNB. If such assignment is made, the assignee shall be entitled to all of the rights and shall assume all the obligations of FNB hereunder, but FNB shall not be released from liability for the performance of the obligations of such assignee under this Agreement. This Agreement shall not be deemed to confer upon any third party beneficiaries or other Persons, including any employees of the Company, any rights or remedies hereunder.

         12.7 Separable Provisions. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

         12.8 Governing Law. This Agreement is made in and shall be governed by and construed in accordance with the internal substantive laws of the State of North Carolina.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         12.11 Entire Agreement. This Agreement, including the Schedules and any exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. There are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    FNB CORP.

                                    By  /s/ Michael C. Miller
                                       ------------------------------
                                        Michael C. Miller,
                                        Chairman and President


                                        /s/ J. Edward Joye, Jr.
                                       ---------------------------------
                                        J. Edward Joye, Jr.


                                        /s/ J. Ralph Squires
                                       ------------------------------
                                        J. Ralph Squires

                                        /s/ Gary N. Baucom
                                       ------------------------------
                                        Gary N. Baucom

                                    DOVER MORTGAGE COMPANY


                                    By  /s/ J. Edward Joye, Jr.
                                       ------------------------------
                                       Name:  J. Edward Joye, Jr.
                                       Title: President

                                                                       Exhibit A

                                 PLAN OF MERGER
                                       OF
                             DOVER MORTGAGE COMPANY
                                  WITH AND INTO
                              DMC ACQUISITION CORP.

     A. Parties to Merger. The parties to the proposed merger are Dover Mortgage Company, a North Carolina corporation ("Dover"), FNB Corp., a North Carolina corporation ("FNB"), and DMC Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of FNB (the "Merger Subsidiary").

     B. Nature of Transaction. Subject to the provisions of this Plan of Merger, Dover shall be merged with and into the Merger Subsidiary (the "Merger") with the effect provided in the North Carolina Business Corporation Act.

     C. Surviving Corporation. The Merger Subsidiary shall be the surviving corporation in the Merger. At the Effective Time (as hereinafter defined) of the Merger, the name of the surviving corporation shall be changed to "Dover Mortgage Company."

     D. Effective Time. This Plan of Merger shall be effective upon the filing of Articles of Merger with respect hereto with the North Carolina Secretary of State (the "Effective Time"). At the Effective Time, the separate corporate existence of Dover shall cease and the corporate existence of the Merger Subsidiary shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

     E. Conversion and Exchange of Shares.

        1. Each share of Common Stock, par value $2.50 per share, of FNB ("FNB Stock") issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

        2. Each share of capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of the Merger Subsidiary, as the surviving corporation, from and after the Merger.

        3. Except as otherwise provided herein, at the Effective Time, all rights of Dover's shareholders with respect to all then outstanding shares of the common stock of Dover, no par value ("Dover Stock"), shall cease to exist, and the holders of Dover Stock shall cease to be, and shall have no further rights as, shareholders of Dover. At the Effective Time, each outstanding share of Dover Stock shall be converted, without any action of the part of the holders of such shares, into the right to receive the Closing Cash Consideration (as defined below), the Closing Stock Consideration (as defined below) and the Post-Closing Consideration (as defined below):

           (a) Closing Cash Consideration. In addition to being converted into the right to receive the Closing Stock Consideration and the Post-Closing Consideration, each such issued and outstanding share of Dover Stock shall also be converted into the right to receive $________ in cash, without interest (the "Closing Cash Consideration"). [This amount is to be calculated in accordance with Section 3.3(a) of the Merger Agreement among FNB, Dover and the shareholders of Dover and reflected in this Plan of Merger prior to filing with the North Carolina Secretary of State.]

           (b) Closing Stock Consideration. In addition to being converted into the right to receive the Closing Cash Consideration and the Post-Closing Consideration, each such issued and outstanding share of Dover Stock shall also be converted into the right to receive _________ shares of FNB Stock (the "Closing Stock Consideration"). [This amount is to be determined in accordance with Section 3.3(b) of the Merger Agreement among FNB, Dover and the shareholders of Dover and reflected in this Plan of Merger prior to filing with the North Carolina Secretary of State.]

           (c) Post-Closing Cash Consideration. In addition to being converted into the right to receive the Closing Cash Consideration, the Closing Stock Consideration and the Post-Closing Stock Consideration (as defined below), each such issued and outstanding shares of Dover Stock shall also be converted into the right to receive the following amount of cash, without interest (the "Post-Closing Cash Consideration"):

               (i) the "Post-Closing Gross Cash Consideration," which shall be equal to fifty percent (50%) of the sum of (A) the 2003 Net Income (as hereinafter defined), plus (B) the amount obtained by subtracting
           (x) the amount of the Reserve (as hereinafter defined) from (y) $250,000, divided by

               (ii) the number of shares of Dover Stock issued and outstanding immediately prior to the Effective Time.

           (d) Post-Closing Stock Consideration. In addition to being converted into the right to receive the Closing Cash Consideration, the Closing Stock Consideration and the Post-Closing Cash Consideration, each such issued and outstanding share of Dover Stock shall also be converted into the right to receive the following amount of FNB Shares (the "Post-Closing Stock Consideration"):

               (i) the lesser of (A) the number of FNB Shares with a value, based on the Average Closing Price (as hereinafter defined), of the Post-Closing Gross Cash Consideration, and (B) the quotient obtained by dividing the Post-Closing Gross Cash Consideration by $17.50, divided by

               (ii) the number of shares of Dover Stock issued and outstanding immediately prior to the Effective Time.

     For purposes of this Plan of Merger, the following terms have the following meanings:

     "Average Closing Price" means the simple average of the daily last sale prices of the FNB Stock on the Nasdaq Stock Market, Inc. National Market System for the ten consecutive full trading days ending at the close of trading on the fifth business day prior to the date upon which the Effective Time occurs.

     "Generally Accepted Accounting Principles" means accounting principles generally accepted in the United States of America as recognized by the American Institute of Certified Public Accountants, as in effect from time to time.

     "Post-Closing Consideration" means the sum of the Post-Closing Cash Consideration and the Post-Closing Stock Consideration.

     "Reserve" means Dover's reserves at the Effective Time for loans losses and contingent liabilities.

     "2003 Net Income" means Dover's consolidated net income for the period from January 1, 2003 through the day immediately prior to the date on which the Effective Time occurs determined in accordance with Generally Accepted Accounting Principles, less the amount of the costs and expenses, including legal, accounting and investment banking fees, incurred by Dover in connection with the Merger.

        4. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Dover Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Stock multiplied by the Average Closing Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

        5. Each holder of a certificate representing shares to be converted or exchanged in the Merger shall surrender such certificate and after the Effective Time shall be entitled to receive in exchange for such certificate the amount of cash and the number of shares of FNB Stock to which it is entitled under this Plan of Merger. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Dover Stock will be deemed for all purposes to evidence only the right of the holder thereof to receive the consideration to be issued and paid for such shares under this Plan of Merger.

     F. Abandonment. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Merger Agreement, dated as of February 20, 2003, by and among FNB, Dover and the shareholders of Dover.

                                                                      Exhibit B1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of the ______day of ____________, 2003, by and between DOVER MORTGAGE COMPANY, a North Carolina corporation (the "Company"), and J. EDWARD JOYE, JR. (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to a Merger Agreement dated as of February 20, 2003 (the "Merger Agreement"), by and among FNB Corp. a North Carolina corporation ("FNB"), the Company, and all of the holders of shares of capital stock of the Company, FNB has acquired the Company and the Company is now a wholly owned subsidiary of FNB;

     WHEREAS, the Employee was a 40% shareholder of the Company, and has been employed as President of the Company, with significant policy-making and operational responsibilities in the conduct of the Company's business; and

     WHEREAS, the Company desires to continue to employ the Employee, the Employee desires to accept employment with the Company, and each desires to enter into this agreement embodying the terms of such employment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in
Section 3 below, and upon the other terms and conditions hereinafter stated.

     2. Term. The term of this Agreement shall commence as of the date hereof and, unless otherwise terminated as hereinafter provided, shall continue for a term of four years.

     3. Position and Responsibilities. The Employee shall serve as the President and Chief Executive Officer of the Company, or in such other appropriate position and with such duties as the Company or its parent, FNB may in the future designate. In such capacity, the Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of the Company. The Employee shall devote substantially all of his business time, attention and services to discharge faithfully and diligently his duties and responsibilities under this Agreement and to use his best efforts for both the successful operation of the Company's business and the successful implementation of the policies established by the Company or FNB. The Employee shall not be required to relocate more than 35 miles from Charlotte, North Carolina. FNB shall cause the Employee to be elected to the Board of Directors of the Company.

     4. Compensation and Benefits. During the term of this Agreement, the Company shall provide to the Employee the following compensation and benefits:

        (a) Salary. In consideration of the services to be rendered by the Employee to the Company and the Employee's covenants hereunder, the Company shall pay to the Employee a base salary at the rate of $200,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the "Base Salary"). The Employee shall be eligible to receive additional compensation in amounts approved by the Company's Board of Directors for mortgages he originates on behalf of the Company. The Employee shall receive from the Company a formal review of Employee's performance at least as frequently as annually, and Employee may be considered for merit increases to his Base Salary in accordance with the Company's policies and practices for employee compensation as established or modified from time to time. Except as may otherwise be agreed, the Base Salary shall be payable in accordance with the Company's policies and practices for employee compensation as established or modified from time to time; provided that the Base Salary shall be payable not less frequently than monthly. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

        (b) Group Benefit Plans and Programs. The Employee will be entitled to participate, in accordance with the provisions thereof, in any group health, disability and life insurance, and any pension, retirement and other employee benefit plans and programs made available by the Company or FNB to their employees generally.

        (c) Vacation. The Employee will be entitled to five weeks vacation leave each year and such other leave as may be provided by the Company or FNB to their employees in similar positions generally.

        (d) Business Expenses. The Company shall reimburse the Employee for any reasonable out-of-pocket business and travel expenses incurred by the Employee in the ordinary course of performing his duties for the Company upon presentation by the Employee, from time to time, of appropriate documentation therefor and in accordance with the Company's policies and practices as established or modified from time to time.

        (e) Bonus. The Employee shall be entitled to receive a bonus equal to 15% of the Company's Pre-Tax Net Income (as defined in Section 3.5 of the Merger Agreement except that Pre-Tax Net Income shall not include for purposes of this Agreement a deduction for the bonus provided hereunder or the bonus payable to Joseph Keels III pursuant to Section 4(e) of the Employment Agreement of even date herewith between Joseph Keels III and the Company). Such bonus shall be payable for the periods and at the times as the earn-out payments provided for in Section 3.5 of the Merger Agreement shall be payable.

     5. Termination. The Employee's term of employment under this Agreement may be terminated before the end of the initial term or any extension thereof as follows:

        (a) Death. In the event of the death of the Employee during his employment under this Agreement, this Agreement shall be terminated as of the date of death. In such event, the Company shall pay the Employee's Base Salary, at the rate in effect at the time of his death and through the last day of the calendar month in which such death occurs, to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee. Any rights and benefits the Employee's estate or any other person may have under employee benefit plans and programs of the Company or FNB in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs.

        (b) Long-Term Disability. If the Employee suffers any disability while employed under this Agreement that prevents him from performing his duties under this Agreement for a period of 90 consecutive days, then, unless otherwise then agreed in writing by the parties hereto, the employment of the Employee under this Agreement shall, at the election of the Company, be terminated effective as of the ninetieth day of such period. Upon termination of the Employee's employment by reason of disability under this Section 5(b), the Employee shall be entitled to receive his Base Salary, at the rate in effect on the date of such termination, less any disability insurance payments paid to the Employee on a policy maintained for the benefit of the Employee by the Company or FNB, through the end of the then current term of this Agreement. Any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB in the event of the Employee's disability shall be determined in accordance with the terms of such plans and programs.

        For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Company. In the event that the Employee and the Company are unable to agree as to whether the Employee is suffering a disability, the Employee and the Company shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a disability shall be based upon the determination of a majority of the three physicians. The Company shall pay the reasonable fees and expenses of all physicians selected pursuant to this Section 5(b).

        (c) Termination for Cause. Nothing herein shall prevent the Company from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date that such termination becomes effective. Neither the Employee nor any other person shall be entitled to any further payments from the Company, for salary or any other amounts except for any amounts owing under the Merger Agreement. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans, agreements and programs. For purposes of this Agreement, termination for Cause shall mean termination by the Company of the Employee's employment as a result of (i) an intentional, willful and continued failure by the Employee to perform his duties in the capacities indicated above (other than due to disability); (ii) an intentional, willful and material breach by the Employee of his fiduciary duties of loyalty and care to the Company; (iii) an intentional, willful and knowing violation by the Employee of any provision of this Agreement; (iv) a conviction of, or the entering of a plea of nolo contendere by the Employee for any felony or any crime involving fraud or dishonesty, or (v) a willful and knowing violation of any material federal or state law or regulation applicable to the Company or the occurrence of any act or event as a result of which the Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Company's affairs by any regulatory authority having jurisdiction over the Company or FNB.

        (d) Termination Other Than For Cause. The Company may terminate the Employee's employment under this Agreement at any time upon 90 days written notice to the Employee for whatever reason it deems appropriate, or for no reason. In the event such termination by the Company occurs and is not due to death as provided in Section 5(a) above or for Cause as provided in Section 5(c) above, the Company shall continue the Employee's Base Salary, at the rate in effect at the time of such termination through the end of the then current term of this Agreement. Such salary continuation shall be subject to all applicable federal and state withholding taxes. Any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB following a termination of the Employee's employment other than for Cause shall be determined in accordance with the terms of such plans, agreements and programs. In addition to and notwithstanding the foregoing, in the event of a termination pursuant to this Section 5(d), the Company shall continue to provide to the Employee either the benefits to which the Employee is entitled under this Agreement or the economic equivalent thereof for the remainder of the term of this Agreement.

        (e) At the Employee's Option. The Employee may terminate his employment at any time upon at least 60 days advance written notice to the Company; provided, however, that the Company, in its discretion, may cause such termination to be effective at any time during such notice period. In the event of such a voluntary termination of employment, the Employee will be entitled to receive only any earned but unpaid Base Salary and the other benefits of this Agreement through the date on which the Employee's termination becomes effective. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB following a voluntary termination of the Employee's employment shall be determined in accordance with the terms of such plans, agreements and programs.

     6. No Solicitation of Change in Control. The Employee will not solicit, counsel or encourage any acquisition, merger or other change in control of FNB or the Company without the prior written approval of the Board of Directors of the Company or FNB. A violation of this Section 6 shall be deemed to constitute a forfeiture by the Employee of all of his rights under Section 5(d) hereof.

     7. Noncompetition Covenant; Nonsolicitation. For purposes of this Section 7 and the following Sections 8 through 12, "Company" shall mean the Company, FNB and/or any of its subsidiaries.

        (a) In consideration of this Agreement and the acquisition by FNB of the Employee's shares of capital stock of the Company pursuant to the Merger Agreement, for a period commencing on the date hereof and continuing until the later of (X) the fifth anniversary of the date of this Agreement and (Y) one year after (i) the date of expiration of the term hereof (as such term may be extended by the mutual agreement in writing of the parties) or the date that any termination of the Employee's employment under this Agreement becomes effective or (ii) the last day of the period after the date that any termination of the Employee's employment under this Agreement becomes effective in which the Employee is entitled to receive any Base Salary pursuant to Section 5 hereof, whichever is later, the Employee will not, directly or indirectly:

             (i) own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then engaged or proposes to engage in the operation of mortgage lending, mortgage brokering or mortgage banking activities, or such other activities as the Employee may be engaged in the course of his employment with the Company, and that conducts any of its operations within North Carolina or South Carolina; provided, however, that the Employee may, without violating this Agreement, own as a passive investment not in excess of three percent (3%) of the outstanding capital stock of any such business whose stock is publicly traded or quoted on the NASDAQ over-the-counter market, the New York Stock Exchange, the American Stock Exchange, the National Daily Quotation System "Pink Sheets" or the OTC Bulletin Board;


             (ii) influence or attempt to influence any customer of the Company to discontinue its use of the Company's services or to divert such business to any other person, firm or corporation;

             (iii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its respective customers, suppliers, principals, distributors, lessors or licensors; and

             (iv) solicit any officer or employee of the Company, whose base annual salary at the time of the Employee's termination was $25,000 or more, to work for any other person, firm or corporation.

        (b) The Employee and the Company intend that Section 7 of this Agreement be enforced as written. However, if one or more of the provisions contained in
Section 7 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Employee and the Company agree that the court making such determination shall have the power to reform the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties.

     8. Confidentiality. The Employee hereby acknowledges and agrees that (i) in the course of his service as an employee of the Company, he will gain substantial knowledge of and familiarity with the Company's customers and its dealings with them, and other information concerning the business of the Company, all of which constitute valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (ii) to protect the interest in and to assure the benefit of the business of the Company, it is reasonable and necessary to place certain restrictions on the Employee's ability to disclose information about the business and customers of the Company. For that purpose, and in consideration of the agreements contained herein, the Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Company and its business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the customers and information regarding their accounts and business dealings with the Company), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to the Company and are valuable, special and unique assets of the business to which the Employee will have access during his employment hereunder. The Employee shall consider, treat and maintain all Confidential Information as the confidential, private and privileged records and information of the Company. Further, at all times during the term of his employment and following the termination of his employment under this Agreement for any reason, and except as shall be required by law or court order (after notice to the Company) or in the course of the performance by the Employee of his duties on behalf of the Company or otherwise pursuant to the direct, written authorization of the Company, the Employee will not divulge any Confidential Information to any other person, firm, corporation, bank, savings and loan association or similar financial institution, remove any such Confidential Information in written or other recorded form from the Company's premises, or make any use of the Confidential Information for his own purposes or for the benefit of any person, firm, corporation, bank, savings and loan association or similar financial institution other than the Company. However, following the termination of the Employee's employment with the Company, this Section 8 shall not apply to any Confidential Information which then is in the public domain (provided that the Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Company's consent), or which is obtained by the Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

     9. Remedies Upon Breach. Each party agrees that any breach of this Agreement by either party could cause irreparable damage to the other party and that in the event of such breach the other party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of the breaching party hereunder, without the necessity of posting a bond, plus the recovery of any and all costs and expenses incurred by the enforcing party, including reasonable attorneys' fees in connection with the enforcement of this Agreement, provided that the enforcing party shall have been successful on the merits or otherwise in any proceeding related to the enforcement thereof.

     10. Acknowledgments. The Employee hereby acknowledges that the enforcement of Sections 7 and 8 of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company, and that the restrictions set forth in Sections 7 and 8 of this Agreement are reasonable as to time, scope and territory and in all other respects.

     11. Tolling Period. In the event the Employee breaches any of the provisions contained herein and the Company seeks compliance with such provisions by judicial proceedings, the time period during which the Employee is restricted by such provisions shall be extended by the time during which the Employee has actually competed with the Company or been in violation of any such provision and any period of litigation required to enforce the Employee's obligations under this Agreement.

     12. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     13. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that his employment with the Company on the terms and conditions set forth herein and his execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevents the full performance of his duties and obligations hereunder.

     14. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 14. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     15. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company shall have the right to assign this Agreement to FNB or any of its subsidiaries or to its successors under law, and the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Company.

     16. Notices. All notices hereunder shall be (i) delivered by hand, (ii) sent by first-class certified mail, postage prepaid, return receipt requested,
(iii) delivered by overnight commercial courier, or (iv) transmitted by telecopy or facsimile machine, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

     If to the Company:

           FNB Corp.

           Attention:  Mr. Michael C. Miller, President
           101 Sunset Avenue
           Asheboro, North Carolina 27203

           With copy to:

           Schell Bray Aycock Abel & Livingston P.L.L.C.
           Attention: Melanie S. Tuttle

             230 North Elm Street
             1500 Renaissance Plaza
             Greensboro, North Carolina 27420

     If to the Employee, to his last address as shown on the personnel records of the Company.

     With copy to:

             Blanco Tackabery Combs Matamoros P.A.
             Attention:  Brian L. Herndon
             P.O. Drawer 25008 (27114-5008)
             110 S. Stratford Road, Fifth Floor
             Winston-Salem, North Carolina 27104

     17. Survival of Obligations. The Employee's obligations under Sections 7 through 12 of this Agreement shall survive the termination of his employment with the Company regardless of the manner of such termination and shall be binding upon his heirs, executors and administrators. The existence of any claim or cause of action by Employee against the Company or FNB shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          DOVER MORTGAGE COMPANY


                                          By___________________________

                                          Title: ____________________


                                          _____________________________(SEAL)
                                          J. Edward Joye, Jr.

                                                                      Exhibit B2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of the _____ day of ____________, 2003, by and between DOVER MORTGAGE COMPANY, a North Carolina corporation (the "Company"), and JOSEPH KEELS III (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires to employ the Employee, the Employee desires to accept employment with the Company, and each desires to enter into an agreement embodying the terms of such employment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in
Section 3 below, and upon the other terms and conditions hereinafter stated.

     2. Term. The term of this Agreement shall commence as of the date hereof and, unless otherwise terminated as hereinafter provided, shall continue for a term of three years.

     3. Position and Responsibilities. The Employee shall serve as the Chief Financial Officer of the Company, or in such other appropriate position and with such duties as the Company or its parent, FNB Corp. ("FNB"), may in the future designate. In such capacity, the Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors and the President of the Company. The Employee shall devote substantially all of his business time, attention and services to discharge faithfully and diligently his duties and responsibilities under this Agreement and to use his best efforts for both the successful operation of the Company's business and the successful implementation of the policies established by the Company or FNB. The Employee shall not be required to relocate more than 35 miles from Charlotte, North Carolina.

     4. Compensation and Benefits. During the term of this Agreement, the Company shall provide to the Employee the following compensation and benefits:

        (a) Salary. In consideration of the services to be rendered by the Employee to the Company and the Employee's covenants hereunder, the Company shall pay to the Employee a base salary at the rate of $70,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the "Base Salary"). The Employee shall receive from the Company a formal review of Employee's performance at least as frequently as annually, and Employee may be considered for merit increases to his Base Salary in accordance with the

Company's policies and practices for employee compensation as established or modified from time to time. Except as may otherwise be agreed, the Base Salary shall be payable in accordance with the Company's policies and practices for employee compensation as established or modified from time to time; provided that the Base Salary shall be payable not less frequently than monthly. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

        (b) Group Benefit Plans and Programs. The Employee will be entitled to participate, in accordance with the provisions thereof, in any group health, disability and life insurance, and any pension, retirement and other employee benefit plans and programs made available by the Company or FNB to their employees generally.

        (c) Vacation. The Employee shall be entitled to such vacation and other leave as may be provided by the Company or FNB to their employees in similar positions generally; provided, however, that, to the extent that the amount of vacation and other leave to which the Employee is entitled is related to the Employee's years of service to the Company or FNB, the Employee shall be given credit for each year of service as an employee of the Company.

        (d) Business Expenses. The Company shall reimburse the Employee for any reasonable continuing education (CPE) and out-of-pocket business and travel expenses incurred by the Employee in the ordinary course of performing his duties for the Company upon presentation by the Employee, from time to time, of appropriate documentation therefor and in accordance with the Company's policies and practices as established or modified from time to time.

        (e) Bonus. The Employee shall be entitled to receive a bonus each year calculated as a percentage of the Company's Pre-Tax Net Income (as defined in Exhibit A attached hereto and made a part hereof) for the immediately preceding calendar year (but excluding Pre-Tax Net Income attributable to any periods prior to the date hereof). Such bonus shall be equal to 3.0% of the Company's Pre-Tax Net Income up to $1,800,000 and 1.5% of the Company's Pre-Tax Net Income in excess of $1,800,000 but less than or equal to $2,500,000 in a year. The Employee shall not be entitled to a bonus with respect to Pre-Tax Net Income in excess of $2,500,000. The bonus shall be payable within 31 days of calendar year-end. This Section 4(e) shall not preclude the Employee from being eligible to receive such other bonuses as the Board of Directors of the Company in its sole discretion may approve.

     5. Termination. The Employee's term of employment under this Agreement may be terminated before the end of the initial term or any extension thereof as follows:

        (a) Death. In the event of the death of the Employee during his employment under this Agreement, this Agreement shall be terminated as of the date of death. In such event, the Company shall pay the Employee's Base Salary, at the rate in effect at the time of his death and through the last day of the calendar month in which such death occurs, to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee. Any rights and benefits the Employee's estate or any other person may have under employee benefit plans and programs of the Company or FNB in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs.

        (b) Long-Term Disability. If the Employee suffers any disability while employed under this Agreement that prevents him from performing his duties under this Agreement for a period of 90 consecutive days, then, unless otherwise then agreed in writing by the parties hereto, the employment of the Employee under this Agreement shall, at the election of the Company, be terminated effective as of the ninetieth day of such period. Upon termination of the Employee's employment by reason of disability under this Section 5(b), the Employee shall be entitled to receive his Base Salary, at the rate in effect on the date of such termination, less any disability insurance payments paid to the Employee on a policy maintained for the benefit of the Employee by the Company or FNB, through the end of the then current term of this Agreement. Any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB in the event of the Employee's disability shall be determined in accordance with the terms of such plans and programs.

        For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Company. In the event that the Employee and the Company are unable to agree as to whether the Employee is suffering a disability, the Employee and the Company shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a disability shall be based upon the determination of a majority of the three physicians. The Company shall pay the reasonable fees and expenses of all physicians selected pursuant to this Section 5(b).

        (c) Termination for Cause. Nothing herein shall prevent the Company from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date that such termination becomes effective. Neither the Employee nor any other person shall be entitled to any further payments from the Company, for salary or any other amounts. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans, agreements and programs. For purposes of this Agreement, termination for Cause shall mean termination by the Company of the Employee's employment as a result of (i) an intentional, willful and continued failure by the Employee to perform his duties in the capacities indicated above (other than due to disability); (ii) an intentional, willful and material breach by the Employee of his fiduciary duties of loyalty and care to the Company; (iii) an intentional, willful and knowing violation by the Employee of any provision of this Agreement; (iv) a conviction of, or the entering of a plea of nolo contendere by the Employee for any felony or any crime involving fraud or dishonesty, or (v) a willful and knowing violation of any material federal or state law or regulation applicable to the Company or the occurrence of any act or event as a result of which the Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Company's affairs by any regulatory authority having jurisdiction over the Company or FNB.

        (d) Termination Other Than For Cause. The Company may terminate the Employee's employment under this Agreement at any time upon 90 days written notice to the Employee for whatever reason it deems appropriate, or for no reason. In the event such termination by the Company occurs and is not due to death as provided in Section 5(a) above or for Cause as provided in Section 5(c) above, the Company shall continue the Employee's Base Salary, at the rate in effect at the time of such termination through the end of the then current term of this Agreement. Such salary continuation shall be subject to all applicable federal and state withholding taxes. Any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB following a termination of the Employee's employment other than for Cause shall be determined in accordance with the terms of such plans, agreements and programs.

        (e) At the Employee's Option. The Employee may terminate his employment at any time upon at least 60 days advance written notice to the Company; provided, however, that the Company, in its discretion, may cause such termination to be effective at any time during such notice period. In the event of such a voluntary termination of employment, the Employee will be entitled to receive only any earned but unpaid Base Salary and the other benefits of this Agreement through the date on which the Employee's termination becomes effective. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Company or FNB following a voluntary termination of the Employee's employment shall be determined in accordance with the terms of such plans, agreements and programs.

     6. No Solicitation of Change in Control. The Employee will not solicit, counsel or encourage any acquisition, merger or other change in control of FNB or the Company without the prior written approval of the Board of Directors of the Company or FNB. A violation of this Section 6 shall be deemed to constitute a forfeiture by the Employee of all of his rights under Section 5(d) hereof.

     7. Noncompetition Covenant; Nonsolicitation. For purposes of this Section 7 and the following Sections 8 through 12, "Company" shall mean the Company, FNB and/or any of its subsidiaries.

        (a) For a period commencing on the date hereof and continuing until (i) one year after the date of expiration of the term hereof (as such term may be extended by the mutual agreement in writing of the parties) or the date that any termination of the Employee's employment under this Agreement becomes effective or (ii) the last day of the period after the date that any termination of the Employee's employment under this Agreement becomes effective in which the Employee is entitled to receive any Base Salary pursuant to Section 5 hereof, whichever is later, the Employee will not, directly or indirectly:

            (i) own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then engaged or proposes to engage in the operation of mortgage lending, mortgage brokering or mortgage banking activities, or such other activities as the Employee may be engaged in the course of his employment with the Company, and that conducts any of its operations within North Carolina or South Carolina; provided, however, that the Employee may, without violating this Agreement, own as a passive investment not in excess of three percent (3%) of the outstanding capital stock of any such business whose stock is publicly traded or quoted on the NASDAQ over-the-counter market, the New York Stock Exchange, the American Stock Exchange, the National Daily Quotation System "Pink Sheets" or the OTC Bulletin Board;

           (ii) influence or attempt to influence any customer of the Company to discontinue its use of the Company's services or to divert such business to any other person, firm or corporation;

           (iii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its respective customers, suppliers, principals, distributors, lessors or licensors; and

           (iv) solicit any officer or employee of the Company, whose base annual salary at the time of the Employee's termination was $25,000 or more, to work for any other person, firm or corporation.

        (b) It is expressly agreed that the provisions and covenants in this
Section 7 shall not apply and shall be of no force or effect in the event that the Company fails to honor its obligations hereunder.

        (c) The Employee and the Company intend that Section 7 of this Agreement be enforced as written. However, if one or more of the provisions contained in Section 7 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Employee and the Company agree that the court making such determination shall have the power to reform the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties.

     8. Confidentiality. The Employee hereby acknowledges and agrees that (i) in the course of his service as an employee of the Company, he will gain substantial knowledge of and familiarity with the Company's customers and its dealings with them, and other information concerning the business of the Company, all of which constitute valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the Companying business; and (ii) to protect the interest in and to assure the benefit of the business of the Company, it is reasonable and necessary to place certain restrictions on the Employee's ability to disclose information about the business and customers of the Company. For that purpose, and in consideration of the agreements contained herein, the Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Company and its business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the customers and information regarding their accounts and business dealings with the Company), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to the Company and are valuable, special and unique assets of the business to which the Employee will have access during his employment hereunder. The Employee shall consider, treat and maintain all Confidential Information as the confidential, private and privileged records and information of the Company. Further, at all times during the term of his employment and following the termination of his employment under this Agreement for any reason, and except as shall be required by law or court order (after notice to the Company) or in the course of the performance by the Employee of his duties on behalf of the Company or otherwise pursuant to the direct, written authorization of the Company, the Employee will not divulge any Confidential Information to any other person, firm, corporation, Company, savings and loan association or similar financial institution, remove any such Confidential Information in written or other recorded form from the Company's premises, or make any use of the Confidential Information for his own purposes or for the benefit of any person, firm, corporation, Company, savings and loan association or similar financial institution other than the Company. However, following the termination of the Employee's employment with the Company, this Section 8 shall not apply to any Confidential Information which then is in the public domain (provided that the Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Company's consent), or which is obtained by the Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

     9. Remedies Upon Breach. Each party agrees that any breach of this Agreement by either party could cause irreparable damage to the other party and that in the event of such breach the other party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of the breaching party hereunder, without the necessity of posting a bond, plus the recovery of any and all costs and expenses incurred by the enforcing party, including reasonable attorneys' fees in connection with the enforcement of this Agreement, provided that the enforcing party shall have been successful on the merits or otherwise in any proceeding related to the enforcement thereof.

     10. Acknowledgments. The Employee hereby acknowledges that the enforcement of Sections 7 and 8 of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company, and that the restrictions set forth in Sections 7 and 8 of this Agreement are reasonable as to time, scope and territory and in all other respects.

     11. Tolling Period. In the event the Employee breaches any of the provisions contained herein and the Company seeks compliance with such provisions by judicial proceedings, the time period during which the Employee is restricted by such provisions shall be extended by the time during which the Employee has actually competed with the Company or been in violation of any such provision and any period of litigation required to enforce the Employee's obligations under this Agreement.

     12. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

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

     13. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that his employment with the Company on the terms and conditions set forth herein and his execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevents the full performance of his duties and obligations hereunder.

     14. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 14. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     15. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company shall have the right to assign this Agreement to FNB or any of its subsidiaries or to its successors under law, and the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Company.

     16. Notices. All notices hereunder shall be (i) delivered by hand, (ii) sent by first-class certified mail, postage prepaid, return receipt requested,
(iii) delivered by overnight commercial courier, or (iv) transmitted by telecopy or facsimile machine, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

     If to the Company:

         FNB Corp.

         Attention:  Mr. Michael C. Miller, President
         101 Sunset Avenue
         Asheboro, North Carolina 27203

         With copy to:

         Schell Bray Aycock Abel & Livingston P.L.L.C.
         Attention: Melanie S. Tuttle
         230 North Elm Street
         1500 Renaissance Plaza
         Greensboro, North Carolina 27420

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

     If to the Employee, to his last address as shown on the personnel records of the Company.

     With copy to:

         Blanco Tackabery Combs Matamoros P.A.
         Attention:  Brian L. Herndon
         P.O. Drawer 25008 (27114-5008)
         110 S. Stratford Road, Fifth Floor
         Winston-Salem, North Carolina 27104

     17. Survival of Obligations. The Employee's obligations under Sections 7 through 12 of this Agreement shall survive the termination of his employment with the Company regardless of the manner of such termination and shall be binding upon his heirs, executors and administrators. The existence of any claim or cause of action by Employee against the Company or FNB shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          DOVER MORTGAGE COMPANY


                                          By___________________________

                                          Title: ________________________

                                          _____________________________(SEAL)

                                          Joseph Keels III

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                                    EXHIBIT A
                                     to the
                              Employment Agreement
                           dated as of ______________,
                                     between
                   Dover Mortgage Company and Joseph Keels III

     "Pre-Tax Net Income" for any period means the Company's aggregate earnings net of losses from operations, calculated as though the Company operated as a separate and independent corporation, after deduction of all appropriate expenses, charges and reserves, but before adjustment for federal and state income taxes. Pre-Tax Net Income shall be determined in accordance with Generally Accepted Accounting Principles (as defined below) consistently applied as determined by FNB or the firm of independent certified public accountants engaged by FNB for purposes of its own audit. In determining such Pre-Tax Net
Income:

     (i) Pre-Tax Net Income shall be computed without regard to "extraordinary items" of gain or loss as that term shall be defined by Generally Accepted Accounting Principles;

     (ii) Pre-Tax Net Income shall not include any gains, profits or losses realized from the sale of any assets other than in the ordinary course of business;

     (iii) Pre-Tax Net Income shall include a deduction for (x) the allocation of reasonable and appropriately documented direct overhead expenses,
           (y) payment of salaries and bonuses for officers and employees of the Company, excluding any accruals for the retention bonuses contemplated by Section 7.14 of the Merger Agreement dated as of February 20, 2003 among FNB, the Company and the shareholders of the Company (the "Merger Agreement"), the bonus to the Employee provided for in this Agreement, and the bonus payable to J. Edward Joye, Jr. pursuant to Section 4(e) of the Employment Agreement dated as of ____________, 2003 between the Company and J. Edward Joye, Jr., and
           (z) interest charged in any loans or advances made by FNB or any of its Affiliates to the Company in connection with its business operations; provided that such interest charges shall not exceed those that FNB or its Affiliates would charge to similarly situated third party's in arm's-length transactions, and provided further that the Company shall not be obligated to satisfy its borrowing needs from FNB or any of its Affiliates but may borrow from third-party lenders; and

     (iv) Pre-Tax Net Income shall not include any income or expenses related to the acquisition, disposition or operation of any other mortgage brokerage, mortgage banking or lending business subsequent to the closing of the transactions contemplated by the Merger Agreement but shall include any income or expenses related to the expansion of the Company's business through the opening and operation by the Company of any de novo loan origination offices.

     "Generally Accepted Accounting Principles" means accounting principles generally accepted in the United States of America as recognized by the American Institute of Certified Public Accountants, as in effect from time to time.

                                       10